SEC File # ___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Initial Filing

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BLUE SPA INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	2844	00-0000000
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

26/F Building A, Times Plaza
2 Zongfu Road
Chengdu 610016
China

Telephone: 86-28-66847826
Facsimile: 86 28 66067199

(Address, including zip code, and telephone number,
including area code, of Registrant’s principal executive offices)
Agent for Service:

Law Yau Yau
Blue Spa Incorporated
26/F Building A, Times Plaza
2 Zongfu Road
Chengdu 610016
China
Telephone: 011-86-28-668-47826
Facsimile: 011-86 28 660-67199
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:	[X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Larger accelerated filer                                                [     ]                                                                                                                                                                                               Accelerated filer                                                                                                          [     ]
Non-accelerated filer                                                     [     ]  (Do not check if a smaller reporting company)                                                                                                           Smaller reporting company                                                                                           [ X ]

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be registered	Proposed Maximum Offering Price per share [1]	Proposed Maximum Aggregate Offering Price [1]	Amount of Registration Fee
Shares of common stock ($0.0001 par value), to be registered by selling shareholders	3,000,000 shares	$0.10	$300,000	$21.39
Total	-	-	$300,000	$21.39

[1] Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based on a bona fide estimate of the maximum offering price.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

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The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Dated *, 2010

Prospectus

BLUE SPA INCORPORATED

3,000,000 shares of common stock

The selling shareholders of Blue Spa Incorporated (“Blue Spa”) named in this prospectus are offering to sell up to 3 million shares of Blue Spa’s common stock held by them. Blue Spa will not receive any proceeds from the sale of the shares of common stock being offered by the selling shareholders.  However, Blue Spa will pay for the expenses of this offering and the selling stockholders’ offering, except for any selling shareholder’s legal or accounting costs or commissions.

Blue Spa is a startup company engaged in the development, production, wholesale distribution, and retail sales of quality natural skin and body care products, fitness apparel, and related accessories.  Blue Spa has adopted for its business operations a multi-channel concept, which will combine a wholesale distribution network with a retail strategy, e-commerce, and a consumer catalogue.

Blue Spa’s shares of common stock are not quoted on any national securities exchange.  The selling shareholders are required to sell Blue Spa’s shares at $0.10 per share until Blue Spa’s shares are quoted on the Over-the-Counter Bulletin Board (OTCBB), and thereafter at prevailing market prices or privately negotiated prices.

This investment involves a high degree of risk.  See “Risk Factors” beginning on page 7 for a discussion of certain risk factors and uncertainties you should carefully consider before making a decision to purchase any shares of Blue Spa’s common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

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You should rely only on the information contained in this prospectus. Blue Spa has not authorized anyone to provide you with information different from that contained in this prospectus.  The selling shareholders are offering to sell shares of Blue Spa’s common stock and seeking offers to buy shares of Blue Spa’s common stock only in jurisdictions where such offers and sales are permitted.  You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus.  Blue Spa’s business, financial condition, results of operations and prospects may have changed since that date.

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Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus.  Prospective investors are urged to read this prospectus in its entirety.

Blue Spa is a startup company engaged in the development, production, wholesale distribution, and retail sales of quality natural skin and body care products, fitness apparel, and related accessories.  Blue Spa’s objective is to develop a multi-channel concept that will combine a wholesale distribution network with a retail strategy.

Blue Spa plans to distribute and sell quality natural skin and body care products, fitness apparel, and related accessories.  Blue Spa intends to (1) identify and brand quality natural skin and body care products for wholesale distribution and retail sales and (2) develop a Blue Spa line of yoga and fitness apparel.

To date Blue Spa has raised $17,000 via offerings completed between September 2009 and January 2010.  The following table summarizes the date of offering, the price per share paid, the number of shares sold, and the amount raised for these two offerings.

Closing Date of Offering	Price Per Share Paid	Number of Shares Sold	Amount Raised
September 14, 2009	$0.0005	4,000,000	$2,000
January 29, 2010	$0.005	3,000,000	$15,000

Blue Spa has no revenues, has achieved losses since inception, has no operations, has been issued a going concern opinion by its auditor and relies upon the sale of its shares of common stock to fund its operations.

Name, Address, and Telephone Number of Registrant

Blue Spa Incorporated
26/F Building A, Times Plaza
2 Zongfu Road
Chengdu 610016, China

Tel: 86-28-66847826

The Offering

The following is a brief summary of this offering.

Securities being offered by selling shareholders:	3,000,000 shares of common stock (These shares are being registered by Blue Spa for resale on behalf of existing shareholders.)
Offering price:	$0.005
Offering period:	The shares are being offered for a period not to exceed 180 days following the effective date of this registration statement.
Net proceeds to Blue Spa:	Nil, as Blue Spa will not be receiving any proceeds from the sale of shares by the selling shareholders.
Use of proceeds:	Not applicable.
Number of shares outstanding before the offering:	7,000,000
Number of shares outstanding after the offering:	7,000,000

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Summary Financial Information

The tables and information below are derived from Blue Spa’s audited financial statements for the year-ended May 31, 2010.  Blue Spa had a working capital deficit of $906 as at May 31, 2010.

Financial Summary	May 31, 2010 $
Cash	12,560
Total Assets	12,560
Total Liabilities	13,466
Total Stockholder’s Deficit	(906)

Statement of Operations	Accumulated From September 4, 2009 (Date of Inception) to May 31, 2010 $	For the Year Ended May 31, 2010 $
Revenue	−	−
Net Loss For the Period	17,906	17,906
Net Loss per Share	0.005	0.005

The book value of Blue Spa’s outstanding common stock was $(0.005) per share as at May 31, 2010.

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Risk Factors

An investment in the common stock of Blue Spa involves a number of very significant risks.  You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating Blue Spa and its business before purchasing shares of Blue Spa‘s common stock.  Blue Spa’s business, operating results and financial condition could be seriously harmed due to any of the following known material risks.  The risks described below are not the only ones facing Blue Spa.  Additional risks not presently known to Blue Spa may also impair its business operations.  You could lose all or part of your investment due to any of these risks.

Risks associated with Blue Spa’s business:

1.	Because Blue Spa has only recently commenced business operations, Blue Spa faces a high risk of business failure and this could result in a total loss of your investment.

Blue Spa has recently begun the initial phases of its plan of operations, and thus has no way to evaluate the likelihood whether Blue Spa will be able to operate its business successfully.  Blue Spa was incorporated on September 4, 2009 and to date has been involved primarily in organizational activities, obtaining financing and market research.  Blue Spa has not earned any revenues and Blue Spa has never achieved profitability as of the date of this prospectus.  Potential investors should be aware of the difficulties normally encountered by new wholesale and retail companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in the light of problems, expenses, difficulties, complications and delays encountered in connection with the start-up of a wholesale / retail business that Blue Spa plans to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to start-up and additional costs and expenses that may exceed current estimates.  Blue Spa has no history upon which to base any assumption as to the likelihood that its business will prove successful, and Blue Spa can provide no assurance to investors that Blue Spa will generate any operating revenues or ever achieve profitable operations.  If Blue Spa is unsuccessful in addressing these risks its business will likely fail and you will lose your entire investment in this offering.

2.	Because Blue Spa has only recently commenced business operations, Blue Spa expects to incur operating losses for the foreseeable future.

Blue Spa has never earned any revenue and Blue Spa has never been profitable.  Prior to completing its first three phases of its plan of operations, Blue Spa may incur increased operating expenses without realizing any revenues from its business operation.  This could cause Blue Spa to fail and you will lose your entire investment in this offering.

3.	Blue Spa does not have sufficient funds to complete each phase of its proposed plan of operation and as a result may have to suspend operations.

Each of the phases of Blue Spa’s plan of operation is limited and restricted by the amount of working capital that Blue Spa has and is able to raise from financings and generate from business operations.  Blue Spa currently does not have sufficient funds to complete each phase of its proposed plan of operation and management expects that Blue Spa will not satisfy its cash requirements for the next 12 months.  As a result, Blue Spa may have to suspend or cease its operations on one or more phases of its proposed plan of operation.  As of May 31, 2010, Blue Spa had $12,560 in cash.

Until Blue Spa is able to generate any consistent and significant revenue it will be required to raise the required funds by way of equity or debt financing.  Blue Spa intends to finance its plan of operation with private loans and equity financing initially and then with revenues generated from its business operations.  If Blue Spa cannot raise the funds necessary to proceed it may have to suspend operations until it has sufficient capital.

4.  Blue Spa’s auditors have expressed substantial doubt about Blue Spa’s ability to continue as a going concern.

The accompanying financial statements have been prepared assuming that Blue Spa will continue as a going concern.  As discussed in Note 2 to the financial statements, Blue Spa was recently incorporated on September 4, 2009, and does not have a history of earnings, and as a result, Blue Spa’s auditor has expressed substantial doubt about the ability of Blue Spa to continue as a going concern.  Continued operations are dependent on Blue Spa’s ability to complete equity or debt financings or generate profitable operations.  Such financings may not be available or may not be available on reasonable terms.  Blue Spa’s financial statements do not include any adjustments that may result from the outcome of this uncertainty.

5.	Because Blue Spa holds a significant portion of its cash reserves in United States dollars, Blue Spa may experience weakened purchasing power in Chinese yen terms.

Blue Spa holds a significant portion of its cash reserves in United States dollars.  Due to foreign exchange rate fluctuations, the value of these United States dollar reserves can result in both translation gains or losses in Chinese Yuan terms.  If there was to be a significant decline in the United States dollar versus the Chinese Yen, Blue Spa’s US dollar purchasing power in Chinese Yen would also significantly decline.  Blue Spa has not entered into derivative instruments to offset the impact of foreign exchange fluctuations.

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6.
As Blue Spa outsources the manufacturing of its products, Blue Spa is dependent upon those manufacturers to manufacture Blue Spa’s products in a timely and cost-efficient manner while maintaining a minimum level of quality.

Because Blue Spa relies on independent manufacturers to produce most of its products, Blue Spa’s sales and profitability may be adversely affected if those independent manufacturers fail to meet pricing, product quality and timeliness requirements or if Blue Spa is unable to obtain some components used in its products from limited supply sources.

Blue Spa is continually looking for opportunities to provide essential business services in a more cost-effective manner.  In some cases, this requires the outsourcing of functions or parts of functions that can be performed more effectively by external service providers.  These include certain manufacturing and distribution functions.  While management believes Blue Spa conducts the appropriate due diligence before entering into agreements with the outsourcing entities, the failure of one or more entities to provide the expected services, provide them on a timely basis, or to provide them at the prices management expects or requires may have a material adverse effect on Blue Spa’s results of operations or financial condition.

7.	Third party distributors will deliver Blue Spa’s products, and the loss of these distributors or a disruption or interruption in the distribution system may adversely affect Blue Spa’s business.

Blue Spa will rely on distribution facilities and distribution centers operated by third-party vendors for substantially all of its product distribution.  The loss of multiple or key distributors or a significant disruption or interruption in the supply chain could have a material adverse effect on the sale of Blue Spa’s products.  Furthermore, increases in the costs of products may adversely affect Blue Spa’s profit margins if Blue Spa is unable to pass along any higher costs in the form of price increases or otherwise achieve cost efficiencies in marketing and sale of its products.  If Blue Spa encounters problems with its distribution system, the Blue Spa’s ability to meet customer expectations, manage inventory, complete sales, and achieve objectives for operating efficiencies could be harmed.

8.	Blue Spa’s success will depend, in part, on the quality and safety of the products it develops, sells and delivers to its customers.

Blue Spa’s success depends, in part, on the quality and safety of the products. If the products are found to be defective or unsafe, or if they otherwise fail to meet Blue Spa’s customers’ standards, Blue Spa’s relationship with its customers could suffer, Blue Spa could lose market share, and Blue Spa could become subject to liability claims, any of which could result in a material adverse effect on Blue Spa’s business, results of operations, and financial condition.

Additionally, if defects in the manufacture of Blue Spa’s products are not discovered until after such products are purchased by the customers, Blue Spa’s customers could lose confidence in the technical attributes of the products and, as a result, Blue Spa’s operations could suffer and its business may be harmed.

9.
Blue Spa will rely on third-party suppliers to provide raw material for Blue Spa’s products, and Blue Spa will have limited control over the suppliers and may not be able to obtain quality products on a timely basis or in sufficient quantity.

Blue Spa does will not manufacture its products or the raw materials for manufacturing them.  Instead, Blue Spa will rely on third-party suppliers to provide the required raw materials.  Many of the specialty fabrics used in Blue Spa’s fitness apparel will be a technically advanced textile product developed and manufactured by third parties and may be available, in the short-term, from only one or a very limited number of sources.

If Blue Spa experiences significant increased demand, or need to replace an existing supplier, there can be no assurance that additional supplies of raw materials or fabrics will be available when required on terms that are acceptable to Blue Spa, or at all, or that any supplier would allocate sufficient capacity to Blue Spa in order to meet Blue Spa’s requirements or fill its orders in a timely manner.  Even if Blue Spa is able to expand existing or find new supplier or fabric sources, Blue Spa may encounter delays in production and added costs as a result of the time it takes to train the new suppliers in Blue Spa’s methods, products and quality control standards.  Delays related to supplier changes could also arise due to an increase in shipping times if new suppliers are located farther away from Blue Spa’s markets or from other participants in the supply chain.  Any delays, interruption or increased costs in the supply of raw materials or fabric for the products could have an adverse effect on Blue Spa’s ability to meet customer demand for the products and may result in lower net revenue and income from operations both in the short and long-term.

In addition, there can be no assurance that the suppliers will continue to provide fabrics and raw materials that comply with Blue Spa’s technical specifications and quality standards.  In the future, Blue Spa may receive, shipments of products that fail to comply with the technical specifications or that fail to conform to the quality control standards.   If Blue Spa is unable to obtain replacement products in a timely manner, Blue Spa risks the loss of net revenue resulting from the inability to sell those products and related increased administrative and shipping costs.

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Risks associated with Blue Spa’s industry:

10.	Any new laws or regulations relating to Blue Spa’s business or any new interpretations of existing laws could have a negative impact on Blue Spa’s business operations.

Currently, other than business and operations licenses applicable to most commercial ventures, Blue Spa is not required to obtain any governmental approval for its business operations.  However, there can be no assurance that current or new laws or regulations will not, in the future, impose additional fees and taxes on Blue Spa and its business operations.

Blue Spa’s business is subject to numerous laws, regulations and policies.  Changes in the laws, regulations and policies, including the interpretation or enforcement thereof, that affect, or will affect, Blue Spa’s business, including changes in accounting standards, tax laws and regulations, trade rules and customs regulations, and the outcome and expense of legal or regulatory proceedings, and any action we may take as a result could have a negative impact on the financial results of Blue Spa’s business operations.

11.	Failure to successfully compete in the skin care product or fitness apparel industry with established companies may result in Blue Spa’s inability to continue with its business operations.

There are several established skin care and apparel companies that provide similar products.  Management expects competition in this market to increase significantly as new companies enter the market and current competitors expand their products and services.  Blue Spa’s competitors may develop or offer products that are better than Blue Spa’s or that achieve greater market acceptance.  It is also possible that new competitors may emerge and acquire significant market share.  Competitive pressures created by any one of these companies, or by Blue Spa’s competitors collectively, could have a negative impact on Blue Spa’s business, results of operations and financial condition and as a result, Blue Spa may not be able to continue with its business operations.

In addition, if Blue Spa is unable to develop and introduce new or enhanced products quickly enough to respond to market or user requirements or to comply with emerging industry standards, or if these products do not achieve market acceptance, Blue Spa may not be able to compete effectively.

12.	Blue Spa may be may be subject to legal proceedings involving its intellectual property that could result in substantial costs and which could materially harm Blue Spa’s business operations.

From time to time, Blue Spa may be subject to legal proceedings and claims in the ordinary course of its business, including claims of alleged infringement of the trademarks and other intellectual property rights of third parties by Blue Spa.  These types of claims could result in increased costs of doing business through legal expenses, adverse judgments or settlements or require Blue Spa to change its business practices in expensive ways.  Additional litigation may be necessary in the future to enforce Blue Spa’s intellectual property rights, to protect its trade secrets or to determine the validity and scope of the proprietary rights of others.  Any litigation, regardless of outcome or merit, could result in substantial costs and diversion of management and technical resources, any of which could materially harm Blue Spa’s business.

Risks associated with Blue Spa:

13.
Since Blue Spa’s management lacks any formal training or experience in operating a wholesale or retail business, Blue Spa may have to hire or retain qualified personnel.  If Blue Spa is unable to hire or retain any qualified personnel, Blue Spa’s business operations may be negatively impacted.

Blue Spa’s management is inexperienced in operating a wholesale and retail business.  As a result, Blue Spa may be forced to hire or retain qualified management, employees or consultants to perform administrative, sales or marketing roles related to a wholesale and retail business.  Blue Spa’s management has no direct training or experience in these areas and as a result may not be fully aware of all of the specific requirements related to working within this industry.  Management’s decisions and choices may not take into account standard managerial approaches wholesale or retail companies commonly use.  Consequently, Blue Spa’s operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry. As a result, Blue Spa may have to suspend or cease operations and Blue Spa’s business operations may be negatively impacted.

Key personnel represent a significant asset, and the competition for these personnel is intense in the wholesale and retail industry.  Blue Spa may have particular difficulty attracting and retaining key personnel in initial phases of its plan of operation.  Blue Spa does not maintain key person life insurance on any of its personnel.  The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact Blue Spa’s ability to complete its plan of operation.

14.	Blue Spa’s principal shareholder owns a significant percentage of Blue Spa’s shares of common stock and will be able to exercise significant influence over Blue Spa’s affairs.

Blue Spa’s current director and sole officer beneficially own 57.1% of its shares of common stock.  As a result, the shareholder is able to influence or control matters requiring approval by Blue Spa’s shareholders, including the election of directors and the approval of mergers, acquisitions or other extraordinary transactions.  The shareholder may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests.  This concentration of ownership may have the effect of delaying, preventing or deterring a change of control of Blue Spa, could deprive Blue Spa’s shareholders of an opportunity to receive a premium for their shares of common stock as part of a sale of Blue Spa and might ultimately affect the market price of Blue Spa’s common stock.

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15.	Blue Spa does not expect to pay dividends in the foreseeable future.

Blue Spa has never paid cash dividends on its shares of common stock and has no plans to do so in the foreseeable future.  Blue Spa intends to retain earnings, if any, to develop and expand its business.

16.	There is no liquidity and no established public market for Blue Spa's common stock and it may prove impossible to sell your shares.

There is presently no public market in Blue Spa’s shares.  While Blue Spa intends to contact an authorized OTC Bulletin Board market maker for sponsorship of its common stock, Blue Spa cannot guarantee that such sponsorship will be approved nor that Blue Spa’s common stock will be listed and quoted for sale.  Even if Blue Spa’s shares are quoted for sale, buyers may be insufficient in numbers to allow for a robust market, and it may prove impossible to sell your shares.

17.	If the selling shareholders sell a large number of shares all at once or in blocks, the value of Blue Spa’s shares would most likely decline.

The selling shareholders are offering 3 million shares of Blue Spa’s common stock through this prospectus.  They must sell these shares at a fixed price of $0.10 until such time as they are quoted on the OTC Bulletin Board or other quotation system or stock exchange.  Blue Spa’s common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline.  Moreover, the offer or sale of large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 43% of the shares of common stock currently outstanding.

18.
 Blue Spa’s common stock is subject to the “penny stock” rules of the SEC and the trading market in Blue Spa’s securities is limited, which makes transactions in Blue Spa’s stock cumbersome and may reduce the value of an investment in Blue Spa’s stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to Blue Spa, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.  For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of Blue Spa’s common stock and cause a decline in the market value of Blue Spa’s common stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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Use of Proceeds

Blue Spa will not receive any proceeds from the sale of the shares of common stock being offered for sale by the selling shareholders through this Prospectus.

Determination of Offering Price

The offering price has been determined by Blue Spa’s board of directors.  The board of directors selected the $0.10 offering price for the sale of the shares by the selling shareholders.  Currently there is no market for Blue Spa’s common stock and Blue Spa wanted to give its shareholders the ability to sell their shares for a price equal or greater to the price they paid for their shares.  If Blue Spa’s common stock is listed for trading on the OTC Bulletin Board, the price of the common stock will then be established by the market.

The offering price for the shares offered by the selling shareholders does not bear any relationship to Blue Spa’s assets, book value, earnings, or other established criteria for valuing a privately held company.  Accordingly, the offering price should not be considered an indication of the actual value of the Blue Spa’s common stock nor should the offering price be regarded as an indicator of the future market price of Blue Spa’s common stock.

Dilution

The shares of common stock to be sold by the selling shareholders are shares of Blue Spa’s common stock that are currently issued and outstanding.  Accordingly, there will be no dilution to Blue Spa’s shareholders.

Selling Shareholders

The selling shareholders named in this prospectus are offering all of their 3,000,000 shares of the common stock offered through this prospectus.  These shares were acquired from Blue Spa in the following private placement:

1.
3,000,000 shares of Blue Spa common stock that the selling shareholders acquired from Blue Spa in a minimum-maximum offering that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on January 29, 2010.

Until a public market is established for Blue Spa’s common stock, the selling shareholders will be offering their shares at the offering price of $0.10.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of Blue Spa’s common stock held by each of the selling shareholders, including:

1.	the number of shares owned by each before the offering;
2.	the total number of shares that are to be offered for each;
3.	the total number of shares that will be owned by each upon completion of the offering; and
4.	the percentage owned by each upon completion of the offering.

Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Peng Zong Chou	100,000	100,000	Nil	Nil
Tang Hua Lin	100,000	100,000	Nil	Nil
Nong Hai Mei	100,000	100,000	Nil	Nil
Zhong Wei Wei	100,000	100,000	Nil	Nil
Yan Zhao Zhi	100,000	100,000	Nil	Nil
Shi Zhan Fu	100,000	100,000	Nil	Nil
Ma Qiang Bin	100,000	100,000	Nil	Nil

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Name of Selling Shareholder	Shares Owned Before the Offering	Total Number of Shares to be Offered for the Security Holder’s Account	Total Shares Owned After the Offering is Complete	Percentage of Shares Owned After the Offering is Complete
Yu Meng Ting	100,000	100,000	Nil	Nil
Luo Shuang Xi	100,000	100,000	Nil	Nil
Liang Guo Qiang	100,000	100,000	Nil	Nil
Liang Fu Cheng	100,000	100,000	Nil	Nil
Chen Yu Jin	100,000	100,000	Nil	Nil
Peng Shi Cai	100,000	100,000	Nil	Nil
Su Mei Xian	100,000	100,000	Nil	Nil
Zhong Jiao	100,000	100,000	Nil	Nil
Liu Cai Xia	100,000	100,000	Nil	Nil
Liu Kai	100,000	100,000	Nil	Nil
Li Shuang	100,000	100,000	Nil	Nil
Liao Xiao Yan	100,000	100,000	Nil	Nil
Yuan Wu Qua	100,000	100,000	Nil	Nil
Liu Ding Wu	100,000	100,000	Nil	Nil
Liu Jain Duo	100,000	100,000	Nil	Nil
Dai Tao	100,000	100,000	Nil	Nil
Wei Jin Ling	100,000	100,000	Nil	Nil
Li Liang Bing	100,000	100,000	Nil	Nil
Wei Hong Hua	100,000	100,000	Nil	Nil
Pan Zhao Xing	100,000	100,000	Nil	Nil
Nong Jun Hua	100,000	100,000	Nil	Nil
Yang Chang Zhong	100,000	100,000	Nil	Nil
Pan Jin Hang	100,000	100,000	Nil	Nil
Total	3,000,000	3,000,000	0	0%

Plan of Distribution

This is a self-underwritten offering.  In general Blue Spa will have one type of securities that will be available for distribution:

1.	Non-affiliate shares owned by selling shareholders.

Non-Affiliate Shares Owned by Selling Shareholders

The selling shareholders who currently own 3,000,000 shares of common stock in the capital of Blue Spa may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell the shares at $0.10 per share until Blue Spa’s shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

The shares may also be sold in compliance with the Securities and Exchange Commission’s Rule 144.  A description of the selling limitations defined by Rule 144 can be located on page 24 of this prospectus.

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The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal.  Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser.  The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker’s or dealer’s commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares.  These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.  If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with Blue Spa.  Such partners may, in turn, distribute such shares as described above. Blue Spa can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

Blue Spa is bearing all costs relating to the registration of the common stock owned by the selling shareholders.  The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock.  In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

'	Not engage in any stabilization activities in connection with Blue Spa’s common stock;
'	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and
'	Not bid for or purchase any of Blue Spa’s securities or attempt to induce any person to purchase any of Blue Spa’s securities other than as permitted under the Securities Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

'	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
'	contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
'	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;
'	contains a toll-free telephone number for inquiries on disciplinary actions;
'	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
'	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

1.	with bid and offer quotations for the penny stock;
2.	details of the compensation of the broker-dealer and its salesperson in the transaction;
3.	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
4.	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for Blue Spa’s stock because it will be subject to these penny stock rules.  Therefore, stockholders may have difficulty selling those securities.

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Regulation M

During such time as Blue Spa may be engaged in a distribution of any of the shares Blue Spa is registering by this registration statement, Blue Spa is required to comply with Regulation M.  In general, Regulation M precludes any selling security holder, any affiliated purchasers, and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete.  Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods.  Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution.  Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  Blue Spa has informed the selling shareholders that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and Blue Spa has also advised the selling shareholders of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Description of Securities to be Registered

General

Blue Spa’s authorized capital stock consists of 500,000,000 shares of common stock at a par value of $0.0001 per share.

Common Stock

As at the date of this prospectus, 7,000,000 common shares are outstanding but not issued and owned by 31 shareholders of record.  All of the common shares have been validly issued, are fully paid and non-assessable.

Holders of Blue Spa’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.  Holders of common stock do not have cumulative voting rights.  Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors.  Holders of one-third of shares of common stock issued and outstanding, represented in person or by proxy, are necessary to constitute a quorum at any meeting of Blue Spa’s stockholders.  A vote by the holders of a majority of Blue Spa’s outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to Blue Spa’s Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds.  In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.  Holders of Blue Spa’s common stock have no preemptive rights, no conversion rights and there are no redemption provisions applicable to Blue Spa’s common stock.

Dividend Policy

Blue Spa has never declared or paid any cash dividends on its common stock.  Blue Spa currently intends to retain future earnings, if any, to finance the expansion of its business.  As a result, Blue Spa does not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

As of the date of this prospectus, there are no outstanding warrants to purchase Blue Spa’s securities.  Blue Spa may, however, issue warrants to purchase its securities in the future.

Options

As of the date of this prospectus, there are no options to purchase Blue Spa’s securities.  Blue Spa may, however, in the future grant such options and/or establish an incentive stock option plan for its directors, employees and consultants.

Convertible Securities

As of the date of this prospectus, Blue Spa has not issued and does not have outstanding any securities convertible into shares of Blue Spa’s common stock or any rights convertible or exchangeable into shares of Blue Spa’s common stock.  Blue Spa may, however, issue such convertible or exchangeable securities in the future.

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Nevada Anti-Takeover Laws

The provisions of the Nevada Revised Statutes (NRS) sections 78.378 to 78.3793 apply to any acquisition of a controlling interest in an certain type of Nevada corporation known as an “Issuing Corporation”, unless the articles of incorporation or bylaws of the corporation in effect on the 10th day following the acquisition of a controlling interest by an acquiring person provide that the provisions of those sections do not apply to the corporation, or to an acquisition of a controlling interest specifically by types of existing or future stockholders, whether or not identified.

The provisions of NRS 78.378 to NRS 78.3793 do not restrict the directors of an “Issuing Corporation” from taking action to protect the interests of the corporation and its stockholders, including, but not limited to, adopting or signing plans, arrangements or instruments that deny rights, privileges, power or authority to a holders of a specified number of shares or percentage of share ownership or voting power.

An “Issuing Corporation” is a corporation organized in the State of Nevada and which has 200 or more stockholders of record, with at least 100 of who have addresses in the State of Nevada appearing on the stock ledger of the corporation and does business in the state of Nevada directly.  As Blue Spa currently has less than 200 stockholders and no shareholders in the State of Nevada the statute does not currently apply to Blue Spa.

If Blue Spa does become an “Issuing Corporation” in the future, and the statute does apply to Blue Spa, its sole director Mr. Law Yau Yau on his own will have the ability to adopt any of the above mentioned protection techniques whether or not he owns a majority of Blue Spa’s outstanding common stock, provided he does so by the specified 10th day after any acquisition of a controlling interest.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Richard C. Fox has provided the legal opinion regarding the legality of the shares being registered.

The financial statements included in this prospectus have been audited by Dominic K.F. Chan & Co. of Hong Kong to the extent and for the periods set forth in their report appearing elsewhere herein, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Description of Business

Blue Spa is a Nevada company and was incorporated on September 4, 2009.  Blue Spa is a startup company engaged in the development, production, wholesale distribution, and retail sales of quality natural skin and body care products, fitness apparel, and related accessories.  Blue Spa has adopted for its business operations a multi-channel concept, which will combine a wholesale distribution network with a retail strategy, e-commerce, and a consumer catalogue.

Since September 2009, Blue Spa has had its executive head office at 26/F Building A, Times Plaza, 2 Zongfu Road, Chengdu 610016, China.  The telephone number at this office is 86-28-66847826.  Blue Spa is renting the administrative office for $100 per month.

Blue Spa’s plan of operations is to distribute and sell quality natural skin and body care products, fitness apparel, and related accessories for women.  Blue Spa intends to (1) identify and brand quality natural skin and body care products for wholesale distribution and retail sales and (2) develop a Blue Spa line of yoga and fitness apparel, as a natural extension of the skin and body care brand.  Blue Spa will begin as a wholesale company with a retail component and, over the course of 10 years, evolve to a retail company with a wholesale component.  Blue Spa will also combine e-commerce and a consumer catalogue into its operations.  See “Plan of Operation” and “Management’s Discussion and Analysis of Financial Condition” below for more information.

Blue Spa has an authorized capital of 500,000,000 common shares with a par value of $0.0001 per share with 7 million common shares currently issued and outstanding.

Blue Spa has not been involved in any bankruptcy, receivership or similar proceedings.  There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of Blue Spa’s business.

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Plan of Operation

Blue Spa’s plan of operation for the remainder of its fiscal year is to:

1.	develop and populate its website;
2.	identify, develop, and purchase products and inventory;
3.	develop and launch Blue Spa’s wholesale distribution network;
4.	develop and market the Blue Spa brand; and
5.	develop and launch Blue Spa’s brick and mortar retail presence.

Phase 1 - Develop and populate Website (six months)

In Phase 1, Blue Spa plans to (1) upgrade and update its website so that it is more visually appealing and technologically sound, (2) update its product line and visuals on the Website, and (3) implement a downloadable high resolution picture format for viewing its products.

Unlike current e-commerce models, management does not intend to use the Internet to establish Blue Spa’s products or its brand, or bring them to market.  The e-commerce consumer is typically brand and convenience conscience.  The early ventures have shown that the costs associated with establishing a brand via this medium are prohibitive and significant.  Instead, Blue Spa will develop its initial Internet capabilities as a combination business-to-business tool and e-catalogue.  The Website will be simple and direct with minimal cost.  Also, the e-commerce platform will provide Blue Spa with a valuable wholesale tool as it will provide distributors with an access code that will allow them to place orders and utilize Blue Spa’s product knowledge database as a training tool for their employees.

Blue Spa has budgeted $10,000 for this phase and expects it to take six months to complete, with completion expected within the next six months of Blue Spa’s plan of operation.

Phase 2 –Identify, develop, and purchase products and inventory (six months)

In Phase 2, Blue Spa plans to identify and develop its Water Range skin care products.  Also, Blue Spa will identify and purchase fitness apparel and related accessories that fits in with its Blue Spa’s brand.

Blue Spa has budgeted $25,000 for this phase and expects it to take six months to complete, with completion expected within the six months of Blue Spa’s plan of operation.

Phase 3 – Launch Blue Spa wholesale (12 months)

In Phase 3, Blue Spa plans to (1) to identify and secure partnerships with well-respected distributors, (2) identify and contract with key wholesale showrooms in which to display Blue Spa’s products, and (3) further enhance and develop the brand image of Blue Spa.

By identifying and securing partnerships with distributors and showrooms to represent Blue Spa and its products, management intends to gain key show positions in Hong Kong, Tokyo, San Francisco, and New York gift shows.  Terms and conditions of any contract will include a commission on all sales at a rate higher than the industry standard to provide motivation for the representatives to promote Blue Spa’s products.

Blue Spa has budgeted $100,000 for this phase and expects it to take 12 months to complete, with completion expected within the next 12 months of Blue Spa’s plan of operation.  Also in this phase, Blue Spa will continue to (a) maintain and populate the Website with new products and (b) continue to develop and purchase products and inventory to brand.

Phase 4 – Develop and market Blue Spa brand of products (24 months)

In Phase 4, Blue Spa plans to (1) develop a brand for its products, (2) develop a packaging and labeling system that promotes Blue Spa’s brand, (3) create a series of brochures and ad material to use at point of sale and trade shows, and (4) implement its marketing strategy on its target market.

Blue Spa has budgeted $200,000 for this phase and expects it to take 24 months to complete, with completion expected within the next 24 months of Blue Spa’s plan of operation.

Phase 5 – Launch Blue Spa retail (48 months)

In Phase 5, Blue Spa plans to (1) launch its retail business model, (2) hire and train sales staff, and (3) increase the brand awareness of Blue Spa’s business model and its products.

The face of retailing is changing, which has created a new business model. This new model will greatly reduce the need for a traditional brick and mortar retailer to open thousands of doors in order to reach the market; but at the same time it will not completely eliminate the need for a brick and mortar presence in the market.  Under this new business model, Blue Spa will develop its brand awareness by utilizing a brick and mortar retail presence, which, in turn, will eliminate the need for heavy ad spending that has been associated with e-commerce.

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Blue Spa has budgeted $500,000 for this phase and expects it to take 60 months to complete, with completion expected within the next 60 months of Blue Spa’s plan of operation.

Future Plans

Catalogue

Blue Spa intends to launch a catalogue in the fall of 2012.  The initial mailing will target opinion leaders in key markets.  Management intends to put together a catalogue that has a long in-home life and will inform and educate the consumer about the benefits of Blue Spa’s products, with a focus on the ingredients and the benefits.  The original Banana Republic catalogue will be used as a model.

Accounting and Audit Plan

Blue Spa intends to continue to have its outside consultant assist in the preparation of Blue Spa’s quarterly and annual financial statements and have these financial statements reviewed or audited by Blue Spa’s independent auditor.  Blue Spa’s outside consultant is expected to charge Blue Spa approximately $700 to prepare Blue Spa’s quarterly financial statements and approximately $2000 to prepare Blue Spa’s annual financial statements.  Blue Spa’s independent auditor is expected to charge approximately $1000 to review each of Blue Spa’s quarterly financial statements and approximately $7500 to audit Blue Spa’s annual financial statements.  In the next twelve months, Blue Spa anticipates spending approximately $12,000 to pay for its accounting and audit requirements.

SEC Filing Plan

Blue Spa intends to become a reporting company in 2010 after its registration statement is declared effective.  This means that Blue Spa will file documents with the US Securities and Exchange Commission on a quarterly basis.  Blue Spa expects to incur filing costs of approximately $4,000 per quarter to support its quarterly and annual filings.  In the next 12 months, Blue Spa anticipates spending approximately $16,000 for legal costs to pay for three quarterly filings, one annual filing, a 424B4 final prospectus filing, and a Form 8-A filing in order to complete registration of Blue Spa’s common stock.

Products

Blue Spa plans to distribute quality personal care products, fitness apparel and related accessories. This is to be accomplished through a combination of wholesale distribution and company-owned retail outlets.

Skin Care

Blue Spa’s range of skin care products will address various skin care needs and will include moisturizers, creams, lotions, cleansers, and sun screens products.  A number of the products will be developed for use on particular areas of the body, such as the face or the hands or around the eyes.

Blue Spa’s skin care products will offer therapeutic benefits to the user based upon the principles of Thalasso therapy in Blue Spa’s water line and Botanical treatments in its earth line.  Blue Spa’s color cosmetics will be mineral based and provide the user with mesthetic benefits while nourishing the skin.

The initial launch for skin care products will be known as Blue Spa’s “Water Range”.  The products in the Water Range will be developed in Blue Spa’s labs to be located in the Brittany region of France. The Brehat archipelago lies off the coast of Brittany and is unique in the entire world for its wide range of sea algae and seaweed.  For four billion years the warm waters of the Gulf Stream have been flowing north along the French coast creating a unique ecosystem.

Blue Spa’s methodology in choosing the Water Range for its initial launch is based on two primary issues:

1. The benefits of Thalasso therapy treatment are just coming to light in Asia.
2. Blue Spa’s name and logo will make coincide with the launch of these natural products made from raw materials from the sea.

The Water Range

A.           Biocatalyst Tonic

Purpose:  to finish cleansing and leave the skin clean; to relieve, sooth and soften the skin; to reactivate the physiologic epidermis’ functions; to prepare the skin for make up; and to hydrate the entire upper layer of epidermis.

Primary ingredients:  Corallina officinalis contains trace elements of marine minerals and in excess of 300 enzymes.  They promote elasticity of the dermis’ structural fibers (keratogenesis).  This ingredient prepares the skin for cosmetics.  Critmum maritimum extract adds purifying and regenerating properties.  Rose water contributes a relaxing effect.

Skin type: All
Use: Spray on nightly after make up removal and before applying night creams or during the day to relieve stress and brighten the complexion.

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B.           Eye makeup remover

Purpose:  to remove eye make up; to sooth and relieve sensitive skin in eye area; and to fortify eyelashes.
Primary ingredients: Rhodophycea extract promotes remineralization and hydration of skin while fortifying eyelashes. Rose water to tone sensitive skin while soothing and relieving eye shadows.
Skin type:  All
Use:  Soak on cotton ball lightly and gently apply on eyelids to remove make up.

C.           Cleansing cream

Purpose: to soothe skin during make up removal; to gently remove impurities from the skin without damaging the epidermis hydrolipidic film.

Primary Ingredients:  Crithmum maritimum extract is rich in essential oils with regenerating and anti-inflammatory properties. Shea butter to nourish the skin and add suppleness. Palm oil and Groundnut oil act as cleansing agents and soothe the skin.

Skin types:  Sensitive, delicate and mature skins; gentle enough to be suitable for use as a baby cream.
Use:  Apply on face and neck nightly to remove make up. Finish with Biocatalyst Tonic.

D.           Multi protection day cream

Purpose: to act like a second skin; to penetrate deep into epidermis to insure protection, promote elasticity and improve suppleness; and to clarify skin while soothing and hydrating.

Primary ingredients:  Ulva lactuca extract, a fragile green algae that can resist wave pressure up to 20 tons per cubic centimeter because of an elastic fiber network similar to elastin.  This extract provides hydrating and protective properties that protect against the harsh elements of the environment.  Shea butter nourishes skin and acts against dehydration.

Skin types: Dry and Normal.
Use: Gently massage a few drops onto clean and toned skin each morning.

E.           Regenerating facial scrub (micro marbles)

Purpose: to clean off dead skin cells to promote regeneration of healthy new cells; to lighten complexion and impart radiance to the skin; and to soften and purify the epidermis.
Primary ingredients: Spherical micro-marbles exfoliate without causing irritation. Crithmun maritimum extract purifies epidermis and boosts cell regeneration.
Skin types: All
Use: Every other week for dry and sensitive skins, weekly for oily and normal skin types. Apply gently on clean skin, rinse with water and apply Biocatalyst Tonic.

F.           Hydrating Cream Mask

Purpose: to soften skin; to provide equilibrium for cutaneous functions; to regenerate, while providing firmness; and to maintain hydration of the epidermis.

Primary ingredients:  Ulva lactuca extract is efficient in fighting skin slackening.  Codium tomentosum extract provides long-lasting deep hydration of the upper epidermal layer.  Enriched vitamin A, for skin regeneration.

Skin types:  Suitable for all skin types but most beneficial for sensitive skin.
Use: Apply on face, around eye contour area and on the neck after a gentle exfoliation. Allow to settle for three to five minutes, then wipe off excess with a soft tissue.

G.           Purifying Cream Mask

Purpose:  to smooth skin; to regenerate, enlighten and firm the skin; to deep clean the skin, while purifying and balancing the sebaceous functions; and to maintain hydration of the upper layers of the epidermis.

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Primary ingredients:  Laminaria digitata extract.  This brown algae has anti-lipasic and sebostatic activities to fight against inflammation and regulate sebaceous secretions.  Critmum maritimum extract rich in essential oils that purify the epidermis and boost cellular regeneration.  Vitamin A palmitate, to reinforce suppleness.

Skin types:  Oily and combination skins.
Use: Apply on face (except eye area) and neck after a peeling or when skin is tired. Allow to settle for five to seven minutes, then gently remove excess.

H.           Peel-Off facemask

Purpose:  to form a polymeric mask that cleans the skin and lightens the complexion.
Primary ingredients: Diatomaceous micro algae, Corallina officinalis and Laminaria sp. combine to increase cell metabolism.
Skin types:  All
Use:  Apply to face weekly.  Leave on the face approximately ten minutes then peel off starting from the neck.

I.           Royal sea cream (remineralizing face, body and hair algae mask)

Purpose:  to tone, relax, remineralize and detoxify the face, body and hair; to be used as a hair mask to nourish the bulb, sooth the scalp and strengthens the hair shaft; and to be applied on the body as a remineralizing source.

Primary ingredients:  Rhodophycea and Pheophycea provide minerals necessary to improve metabolism and elasticity of skin fibers.  In addition they aid in the elimination of skin toxins.  Red seaweed adds hydrating properties to the upper epidermal layer that are essential to skin suppleness.

Skin types:  All
Use:  Weekly apply product in thick layers, leave on for ten to fifteen minutes.  Finish with a shower or a shampoo.

J.           Body lotion (intensive hydration)

Purpose:  to fight dryness, restore and maintain hydrolipidic film, nourish, regenerate, prevent aging and improve elasticity; to protect your skin from the environment; and to leave the skin firm and smooth.

Primary ingredients:  A powerful marine osmoregulator extracted from green seaweed and Chondrus crispus extract maintain an in-depth long-term hydration rate of the epidermis.  Carraghenans work on the skins surface with the skins natural proteins to create a protective film.  Vegetable oil from Karite butter increases cell regeneration and insures suppleness.

Skin types:  All
Use:  Apply daily on dried skin all over the body with a soft circular motion.

K.           Super firming gel (algae firming gel)

Purpose: to firm and tone the skin, combined with a lipolytic action to support the acceleration of the elimination of fat cells.
Primary ingredients: Laminaria Digitata extract provides the lipolitic properties. Pelvetia Canaliculata improves blood circulation.
Skin types:  All
Use:  Gently massage the gel into belly, hips, and buttocks. For legs and thighs apply with an upward motion.

L.           Tensing and regenerating cream

Purpose: to smooth and tense the epidermis; to prevent dehydration of dry skin areas; to reinforce cutaneous elasticity; and to create a lifting effect.

Primary ingredients:  Algae oil from Laminaria digitata is rich in vitamin A to protect from free radicals and aid in fiber regeneration, vitamin E which promotes hydration, vitamin C to speed up the healing process and vitamin F (from the Omega 6 family) to promote suppleness and nourish the skin.

Skin types:  All
Use: In morning and evening apply a small amount of the active serum on arms, tummy, legs, bust and/or buttocks. Slightly massage until fully absorbed into the skin.

M.           Sparkling sea pebbles

Purpose: Relaxes and soothes the skin. Re-mineralizes the skin by providing trace elements and minerals required for the body’s natural balance. Delicately perfumes the skin.

Primary ingredients:  Atomized sea water extracted from the Gulf Stream is combined with Patchouli (anti-inflammatory), lemon zest and mint (invigorating) and essential oils for aromatheraputic benefit.

Skin type:  Hypoallergenic for all skin types.

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Use: After stepping into the bath place the pebble in the small of the back to benefit from the Jacuzzi effect. It can also be used for a very relaxing footbath.

N.           Soothing after-sun gel

Purpose:  to calm the epidermis after sun exposure; to stop the heat sensation; and to rehydrate the epidermis.

Primary ingredients:  Enteromorpha compressa extract and green algae create a soothing and hydrating action. This combination of ingredients has a peptide action that has been proven excellent in fighting problems caused by over-exposure to the sun (tightening, stinging, itching and heat sensation). It also reduces the intensity and duration of sunburn. Codium tomentosum extract is a powerful marine osmoregulator that helps in maintaining the epidermis hydration rate at the optimal level.

Skin types:  All
Use: Apply generously on face and body. Within two hours of applying after-sun gel apply the hydrating milk to preserve and enhance the skins beauty.

O.           Sun care hydrating milk (SPF 8)

Purpose: to protect the skin from the suns harmful rays; to ensure a uniform tan; to soften and smooth skin and to preserve the epidermis hydration.

Primary ingredients:  A mix of three algae extracts to obtain protection against UVA and UVB rays while still allowing the skin to tan.  A vegetable oil cocktail, rich in vitamins A and E to reinforce the skins hydration capacity and nutrients to ensure the skins suppleness.  Glycerin provides a natural dampener to soften and smooth the skin.

Skin types:  All
Use:  Apply in an even layer all over the body.  Renew application frequently during extended periods of sun exposure.

P.           Anti-aging protective sun cream (SPF 12)

Purpose: to ensure a safe and rapid suntan; to preserve epidermal hydration; and to fight against premature aging of the skin caused by the sun.

Primary ingredients:  Chritmum Maritimum and Phaeodactylum Tricornotum phylo plankton combine to create a natural synergy rich in the essential fatty acids EPA/DHA. This ensures cellular regeneration and the formation of ceramids that are essential to the balance of the hydrolipidic film. Oil of Karite butter ensures the skin will maintain a supple texture and appearance. Palm oil (nourishing and softening), liquorice extract (anti-inflammatory) and a insaponifiable of Soya and Avocado extract aide in maintaining the skins fiber and give the cream its total care capacity.

Skin types:  All
Use:  During or before sun exposure. Apply frequently during extended periods of exposure to the sun.

Fitness Apparel and Related Accessories

Blue Spa plans on developing an authentic line of fitness apparel and accessories for women, men, and female youth.  The assortment of apparel will include fitness pants, shorts, tops and jackets, is designed for healthy lifestyle activities such as yoga, running and general fitness.  The fitness-related accessories will include, among others, gym bags, yoga mats, and water bottles.

Blue Spa’s initial apparel launch will include eight styles.  Three of the styles will be offered in three colors with the remaining four offered in black.  Sizing will be S-M-L in all items.  Blue Spa’s initial apparel will include the following styles:

1.	long sleeve poly pique V-neck for medium to high activity workout
2.	long sleeve poly pique mock for medium to high activity workout;
3.	hip length lycra jacket for warm-up and cool down;
4.	special loose fit designed lycra pant for yoga;
5.	lycra tight for heavy aerobic activity;
6.	lycra short for heavy aerobic exercise;
7.	lycra long sleeve crew top for warm up and cool down;
8.	rib-cotton crew shirt for warm-up and cool down.

Markets

Because Blue Spa plans to be a combined wholesale (to the end user through a reseller) and retail (direct to end user) strategy its target customer must be broken into two distinct groups:  (1) the reseller and (2) the end user.

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Blue Spa’s target customers (vs. end user) for wholesale distribution will be resellers who recognize the needs of the targeted consumer and who identifies with that consumer.  The wholesale strategy will target select spas, department stores and specialty stores that are recognized trend leaders (i.e. Fred Segal, Bergdorf Goodman, Barney’s and Fellisimo).  This product positioning will further establish the brand image of Blue Spa.  Blue Spa will reach its targeted reseller market through four distinct reseller channels.

1. Spas and Health Clubs:

Most high-quality day spas and health clubs (and many upscale spas at resort properties) use generic products.  Blue Spa’s goal will be to develop affiliations with select spas in urban areas and vacation destinations to establish is wholesale business and market its brand of products.  Blue Spa’s manufacturing partnerships will allow it to offer the resellers bulk product at favorable prices to them while allowing Blue Span acceptable margins.

2. Lifestyle Retailers:

Blue Spa’s target retailer will be lifestyle-based rather than the typical soaps and potions or natural product retailers.  These retailers exist in almost every city, such as Wilkes Bashford in San Francisco, Mario’s in Seattle, Harold’s in several south central cities, Fred Segal in Los Angeles, Bergdorf Goodman in New York and Colette in Paris.  These retailers have developed a loyal and sophisticated customer base.

3. Cosmetic Specialty Retailers:

Sephora is the major force in this category.

4. Boutique Department Stores:

This category is composed of what was once called “Carriage Trade” retailers.  Blue Spa will limit its wholesale target customers within this segment to Saks, Niemans and Barneys.

Blue Spa’s targeted end users are between the ages of 24 and 65 and are predominantly female.  They are urban professionals with at least some college-level education.  This targeted end user has an active lifestyle and is concerned about social and environmental issues.  Mind and body wellness are important to them.  They belong to a health club; take yoga, Pilates or tai chi lessons.  The effects of aging and the maintenance of a youthful appearance are a part of their life.

Distribution Methods

Distribution of Blue Spa’s skin care products and fitness apparel and related accessories will be managed from a facility in Hong Kong for the short term.  For the long term, Blue Spa plans to manage distribution through a strategic alliance capable of handling both wholesale distribution and retail fulfillment.  Blue Spa is in the process of identifying a distribution facility in Hong Kong for the purpose of its short term wholesale distribution needs.

Additionally, Blue Spa will develop its market position by combining a wholesale distribution strategy with a retail strategy that includes a day spa or affiliations with spas. Blue Spa will provide retail appropriate packaging and develop bulk sizes for distribution within the spa trade.

For Blue Spa’s fitness apparel and accessory lines, Blue Span also plans on developing strategic alliances with select yoga and fitness facilities for the distribution and sale of its fitness apparel and related accessories at those facilities.

Status of Products

Blue Spa is the registered owner of www.bluespashop.com and is currently developing a website for this domain name.  Blue Spa acquired the domain name www.bluespashop.com on July 28, 2010.

None of Blue Spa’s skin care products or its fitness apparel is in production nor has Blue Spa commenced any research and development of such products or fitness apparel.

Blue Spa’s first goal is to identify and reach an agreement with a lab and a manufacturer located in the Brittany region of France, where the Brehat archipelago lies off the coast of Brittany and is unique for its wide range of sea algae and seaweed, which Blue Spa intends to utilize in its Water Range products.  Some of the top marine biotechnology specialists in the world are located in this region and Blue Spa wants to utilize their skill and expertise in developing and producing its Water Range of skin care products from the sea.

In identifying a lab, Blue Spa will look for one with state of the art research and development resources and an innovative research and development department with a strong technical background.  For a manufacturer, Blue will look for one that can provide Blue Spa with access to gradable production flow.  Also, the manufacturer will (1) need to be able to produce both small and large volumes of skin care product, (2) have an experienced quality control department, and (3) have a strong history of complying with government rules and regulations.

Page - 21

Blue Spa also wants to locate a facility in the Shanghai, China.  This region is a producer of some of the essential oils and herbal compounds to be used in Blue Spa’s skin care products.  The facility would give Blue Spa access to the latest developments in skin care and essential oils.  Also, Blue Spa is looking for a manufacturing facility that contains a small lab that specializes in reverse engineering and can also handle a small-run production.  This facility would be used to develop and test Blue Spa’s products.

For its fitness apparel, Blue Spa is looking for a manufacturer and a facility in the United States that can produce high quality fitness apparel from technical fabrics and has complete pattern-making and sewing facilities for cut and sew products as well as knit goods.  The availability of such technical knowledge and production capability would provide Blue Spa with significant flexibility in developing its fitness apparel and managing inventory demands.  During the early phases of development of Blue Spa, the facility will also have to handle fulfillment of apparel orders.

For its related accessories, Blue Spa is looking to enter into a contract with a manufacturer of quality sports-related accessories including: bags, hats, totes and socks for the wholesale market with office and distribution facilities preferably located in southern California.

Competitive Conditions

Blue Spa will occupy a unique market position.  No other brand offers a specialty line that includes skin care, cosmetics, fitness apparel and accessories.  However, within each category significant brands do exist with quality and price varying widely within each category. Blue Spa’s competitive advantage will be the positioning as a quality brand.

In the skin care and cosmetics category the competition can be divided into three groups:

(1) Commercial - i.e. MAC, Origins, Philosophy, Erno Laslo and Shesheido;
(2) Clinical - i.e. Kiehl’s, Clinique, Clarins and Dr. Hauscha;and
(3) Spa - private label brands associated with spas.

The commercial brands are primarily sold through department stores.  They vary widely in quality from Origins to Shesheido.  They also vary widely in price.  The major advantage of these competitors is their financial strength and their department store relationships.

The clinical brands are perceived to be “authentic”.  Their image is based upon the perception of treatment qualities verses purely cosmetic benefits.  These brands are sold through their own retail outlets, specialty stores, department stores and/or health food stores.  Kiehl’s is perceived as one of the most authentic of the clinical brand.

The spa brands are sold almost exclusively at the spas they are associated with.  This close affiliation provides a validation for the products but limits their ability to achieve wide market distribution.  Bliss and Aveda are notable exceptions.  These two brands have achieved wide market distribution and brand recognition.

Competition in the fitness apparel industry is principally on the basis of brand image and recognition as well as product quality, innovation, style, distribution and price.  Management believes that Blue Spa will successfully compete on the basis of its unique brand image, its focus on women, and its technical product innovation.

Nike recently announced the formation of a women’s division as a separate business unit.  While this offers the possibility of a major competitor in the women’s fitness category, it also highlights the opportunity.  Puma is the only brand that has developed a line of fitness apparel focused specifically at this consumer.  Their Nuala line has been developed with Christy Turlington.  They have positioned this line to sell through women’s specialty stores rather than traditional sport retailers.  Early sales have been exceptional, further highlighting the potential within this category.

The market for fitness apparel is highly competitive.  It includes increasing competition from established companies who are expanding their production and marketing of performance products, as well as from frequent new entrants to the market.  Blue Spa will be in direct competition with wholesalers and direct sellers of athletic apparel, such as Nike, Inc., adidas AG, which includes the adidas and Reebok brands, and Under Armour, Inc. We also compete with retailers specifically focused on women’s fitness apparel including lululemon athletica inc, Lucy Activewear Inc., The Gap, Inc. (including the Athleta collection), and bebe stores, inc. (including the BEBE SPORT collection).

Raw Materials

The principal raw materials to be used in the manufacture of Blue Spa’s skin care products are essential oils, herbal compounds, marine minerals, and algae.  For its fitness apparel, Blue Spa will use technical and natural fabrics.

Page - 22

Principal Suppliers

Blue Spa currently has no principal suppliers.  Blue Spa needs to establish a supply chain for its products and the raw materials for the products.  Also, Blue Spa will need to identify supply sourcing within the regions of manufacture to allow for improved supply chain efficiencies.

Dependence on Customers

Currently, Blue Spa is not dependent on one or a few major customers.

Trademark and Licenses

Blue Spa currently has no patents or trademarks; and Blue Spa is not party to any license, franchise, concession, or royalty agreements or any labor contracts.

Government Approvals and Regulations

Currently, Blue Spa is in compliance with all business and operations licenses that are typically applicable to most commercial ventures.  However, there can be no assurance that existing or new laws or regulations that may be adopted in various jurisdictions in the future, will not impose additional fees and taxes on Blue Spa and its business operations.  Management is not aware of any such revisions to existing laws and regulations nor new laws or regulations that could have a negative impact on Blue Spa’s business and add additional costs to Blue Spa’s business operations.

Also, Blue Spa and its products will be subject to regulation by the Food and Drug Administration and the Federal Trade Commission in the United States, as well as by various other Federal, state, local and international regulatory authorities and the regulatory authorities in the countries in which its products are manufactured or sold.  Such regulations principally relate to the ingredients, labeling, packaging and marketing of the products.  Management believes that Blue Spa will be able to comply with such regulations, as well as with applicable Federal, state, local and international and other countries’ rules and regulations governing the discharge of materials hazardous to the environment.  There are no significant capital expenditures for environmental control matters either planned in the current year or expected in the near future.

Research and Development Costs

Since September 4, 2009, Blue Spa has not spent any funds on either company-sponsored research and development activities or customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services, or techniques.

Employees

Blue Spa currently does not have any employees.  Blue Spa intends to retain the services of a vice president of product development, a director of retail operations, a director of finance, a creative director and administrative manager. In the first years of development of Blue Spa’s business operations these people will all fill multiple rolls.  Also, management intends to identify and appoint industry advisors to provide management with a valuable sounding board for strategic and creative decisions.

Description of Property

Blue Spa’s sole asset consists of its domain name www.bluespashop.com.

Blue Spa’s executive offices are located at 26/F Building A, Times Plaza, 2 Zongfu Road, Chengdu 610016, China. Blue Spa is renting the offices for $100 per month.  Management believes that Blue Spa’s current facilities are suitable and adequate to meet its current needs, and that suitable additional or substitute space will be available as needed to accommodate expansion of Blue Spa’s Business operations.

Legal Proceedings

Blue Spa has no legal proceedings that have been or are currently being undertaken for or against Blue Spa nor are any contemplated.

Page - 23

SEC Filings

This prospectus and exhibits will be contained in a Form S-1 registration statement that will be filed with the Securities and Exchange Commission.  Blue Spa will become a reporting company after this registration statement has been declared effective by the Securities and Exchange Commission (“SEC”).  As a reporting company Blue Spa will file quarterly, annual, beneficial ownership and other reports with the SEC.  However, unless Blue Spa has the requisite number of shareholders it is only obliged to report to the SEC for one year.

You may read and copy any materials Blue Spa files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C., 20549.  You may obtain information from the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Since Blue Spa is an electronic filer, the easiest way to access its reports is through the SEC’s Internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Market for Common Equity and Related Stockholder Matters

Market Information

There is presently no public market for Blue Spa’s common stock.  Blue Spa anticipates applying for trading of its common stock on the Over the Counter Bulletin Board (OTCBB) upon the effectiveness of the registration statement of which this prospectus forms a part.  However, Blue Spa can provide no assurance that its shares will be traded on the OTCBB or, if traded, that a public market will materialize.

Blue Spa has no common stock that is subject to outstanding warrants to purchase or securities that are convertible to Blue Spa common stock.

As of January 29, 2010, 2010 Blue Spa had 7 million common shares outstanding of which 3 million common shares are owned by non-affiliate shareholders and 4 million common shares are owned by Blue Spa’s sole Director and Officer who is an affiliate.

Subject to the Rule 144 volume limitations and the “shell company” trading restrictions described in the paragraph below, there are a total of 3,000,000 shares of Blue Spa’s common stock that can be sold pursuant to Rule 144 as follows:

•	3 million common shares of Blue Spa’s common stock owned by 30 non-affiliates since January 29, 2010.

Rule 144 Shares

Subject to Blue Spa’s status as a “shell company” as defined by the SEC and discussed below, under Rule 144 a shareholder, including an affiliate of Blue Spa, may sell shares of common stock after at least six months have elapsed since such shares were acquired from Blue Spa or an affiliate of Blue Spa.  Rule 144 further restricts the number of shares of common stock which may be sold within any 90 day period to the greater of one percent of the then outstanding shares of common stock or the average weekly trading volume in the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.  Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a shareholder who is not an affiliate of Blue Spa, and who has not been an affiliate of Blue Spa for 90 days prior to the sale, and who has beneficially owned shares acquired from Blue Spa or an affiliate of Blue Spa for more than one year may resell the shares of common stock without compliance with the foregoing requirements under Rule 144.

If Blue Spa is classified as a “shell company” for having (1) no or nominal operations and (2) no or nominal assets, then Rule 144 will not be available to the shareholders of Blue Spa and they would not be able to sell their shares until Blue Spa is no longer classified as a “shell company” or the shares are registered.  Shareholders would only be able to rely on Rule 144 and to sell their shares (a) once the shares are registered or (b) one year after Blue Spa files the required information once it ceases to be a “shell company”.

Holders of Blue Spa’s Common Stock

As of September 10, 2010 Blue Spa had 31 holders of its common stock.

Equity Compensation Plans

Blue Spa has no equity compensation program including no stock option plan and none are planned for the foreseeable future.

Page - 24

Registration Rights

Blue Spa has not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in Blue Spa’s articles of incorporation or bylaws that restrict Blue Spa from declaring dividends.  The Nevada Revised Statutes, however, do prohibit Blue Spa from declaring dividends where, after giving effect to the distribution of the dividend:

1.	Blue Spa would not be able to pay its debts as they become due in the usual course of business; or

2.
Blue Spa’s total assets would be less than the sum of its total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Blue Spa has not declared any dividends.  Blue Spa does not plan to declare any dividends in the foreseeable future.

Page - 25

Financial Statements

BLUE SPA INCORPORATED

FINANCIAL STATEMENTS
FOR THE PERIOD ENDED MAY 31 2010

AN INDEPENDENT AUDITOR’S REPORT

Page - 26

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
BLUE SPA INCORPORATED

We have audited the accompanying balance sheet of Blue SPA Incorporated (the “Company”) a development stage company as of May 31, 2010, and the related statements of operations, stockholders’ deficit and other comprehensive income, and cash flows for the period from September 4, 2009 (inception) to May 31, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2010 and the results of its operations and its cash flows for the period from September 4, 2009 (inception) to May 31, 2010, in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and has limited operations. Its ability to continue as a going concern is dependent upon its ability to obtain additional financing and/or achieve a sustainable profitable level of operations. These conditions raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Dominin K.F. Chan & Co

Dominic K.F. Chan & Co
Certified Public Accountants
Hong Kong August 16, 2010

BLUE SPA INCORPORATED
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

May 31,2010

ASSETS
Current Assets :
Cash and cash equivalents	$12,560

TOTAL ASSETS	$12,560

LIABILITIES AND STOCKHOLDERS’ DEFICIT

LIABILITIES
Current Liabilities :
Accrued expenses	$13,466

TOTAL LIABILITIES	13,466

Going concern – Note 2
STOCKHOLDERS’ DEFICIT
Common stock – Note 4
Par value: US$0.0001
Authorized: 500,000,000 shares
Outstanding but not issued 7,000,000 shares	$700
Additional paid in capital	16,300
Deficit accumulated during the development stage	(17,906)

TOTAL STOCKHOLDERS’ DEFICIT	(906)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$12,560

See accompanying notes to financial statements

BLUE SPA INCORPORATED
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

For the period September 4, 2009 (inception) through
May 31,2010

Administrative and other operating expenses	$(14,990)
Formation cost	(2,916)

Operating loss before income taxes	(17,906)
Income taxes	-

Net loss and comprehensive loss	$(17,906)

Loss per share of common stock
- Basic and diluted	(0.005)

Weighted average shares of common stock
- Basic and diluted	3,447,778

See accompanying notes to financial statements

BLUE SPA INCORPORATED
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ DEFICIT
AND COMPREHENSIVE INCOME

				Deficit
				accumulated
			Additional	during the
	Common stock		Paid-in	development
	Share(s)	Amount	Capital	stage	Total

Balance, September 4, 2009 (Inception)	-	-	-	-	-

Issuance of common stock on January 14, 2010	4,000,000	$400	$1,600	-	$2,000

Issuance of common stock on January 18, 2010	600,000	$60	$2,940	-	$3,000

Issuance of common stock on January 19, 2010	600,000	$60	$2,940	-	$3,000

Issuance of common stock on January 21, 2010	200,000	$20	$980	-	$1,000

Issuance of common stock on January 22, 2010	100,000	$10	$490	-	$500

Issuance of common stock on January 25, 2010	200,000	$20	$980	-	$1,000

Issuance of common stock on January 27, 2010	100,000	$10	$490	-	$500

Issuance of common stock on January 28, 2010	1,000,000	$100	$4,900	-	$5,000

Issuance of common stock on January 29, 2010	200,000	$20	$980	-	$1,000

Net loss	-	-	-	$(17,906)	$(17,906)

Balance, May 31, 2010	7,000,000	$700	$16,300	$(17,906)	$(906)

See accompanying notes to financial statements

BLUE SPA INCORPORATED

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

For the period September 4, 2009 (inception) through
May 31,2010

Cash flows from operating activities:
Net loss	$(17,906)
Changes in current assets and liabilities
Accrued expenses	13,466

Net cash generated from operating activities	$(4,440)

Cash flows from financing activity:
Proceeds from issuance of common stock	17,000

Net cash generated from financing activity	17,000

Net increase in cash and cash equivalents	$12,560

Cash and cash equivalents at beginning of the period	-

Cash and cash equivalents at end of the period	$12,560

See accompanying notes to financial statements

BLUE SPA INCORPORATED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1.	Organization and nature of operations

Blue Spa Incorporated ("the Company") was incorporated in the State of Nevada, USA on September 4, 2009. The Company is in its early developmental stage since its formation and has not realized any revenues from its planned operations. The Company is engaged in the development of an internet based retailer of a multi-channel concept combining a wholesale distribution with a retail strategy.  It plans to distribute quality personal care products, fitness apparel and related accessories.

The Company has chosen a fiscal year end May 31, 2010.

2.	Summary of principal accounting policies

On June 29, 2009, the Financial Accounting Standards Board (FASB) established the FASB Accounting Standards Codification (Codification) as the single source of authoritative U.S. generally accepted accounting principles (GAAP) for all non-governmental entities. Rules and interpretive releases of the Securities and Exchange Commission (SEC) are also sources of authoritative U.S. GAAP for SEC registrants. The Codification does not change U.S. GAAP but takes previously issued FASB standards and other U.S. GAAP authoritative pronouncements, changes the way the standards are referred to, and includes them in specific topic areas. The Codification Is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of the Codification did not have any impact on the Company’s financial statements.

Basis of presentation

The Company has not earned any revenue from limited principal operations. Accordingly, the Company’s activities have been accounted for as those of a “Development Stage Entity” as set forth in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915. Among the disclosures required by FASB ASC 915 are that the Company’s financial statements be identified as those of a development stage company, and that the statements of earnings, retained earnings and stockholders’ equity and cash flows disclose activity since the date of the Company’s inception.

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management makes its best estimate of the ultimate outcome for these items based on historical trends and other information available when the financial statements are prepared. Changes in estimates are recognized in accordance with the accounting rules for the estimate, which is typically in the period when new information becomes available to management. Actual results could differ from those estimates.

BLUE SPA INCORPORATED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

2.	Summary of principal accounting policies (Continued)

Cash and cash equivalents

The Company considers all short-term highly liquid investments that are readily convertible to known amounts of cash and have original maturities of three months or less to be cash equivalents.

Income Taxes

The Company follows the guideline under ASC Topic 740 Income Taxes. “Accounting for Income Taxes” which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates, applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. Since the Company is in the developmental stage and has losses, no deferred tax asset or income taxes have been recorded in the financial statements.

Comprehensive income

The Company has adopted ASU 220 “Reporting Comprehensive Income”, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

For the period ended May 31, 2010, there are no reconciling items between the net loss presented in the statements of operations and comprehensive loss as defined by ASU 220.

Foreign currency translations

The Company is located and operating outside of the United States of America. The functional currency of the Company is the U.S. Dollar.  At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date. At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

BLUE SPA INCORPORATED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

2.	Summary of principal accounting policies (Continued)

Fair value of financial instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments. As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision. Changes in assumptions can significantly affect estimated fair values.

The fair value of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and short term note - related party, approximate their carrying values since they are short term in nature and they are receivable or payable on demand.

Management is of the opinion that the Company is exposed to significant interest or credit risks arising from the bank-held assets. The Company is operating outside the United States of America and may have significant exposure to foreign currency risk due to the fluctuation of the currency in which the Company operates and the U.S. dollar.

The Company accounts for certain assets and liabilities at fair value. The hierarchy below lists three levels of fair value based on the extent to which inputs used in measuring fair value are observable in the market. We categorize each of our fair value measurements in one of these three levels based on the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

-	Level 1—inputs are based upon unadjusted quoted prices for identical instruments traded in active markets. As of May 31, 2010, the Company did not have any level 1 inputs.

-
Level 2—inputs are based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques (e.g. the Black-Scholes model) for which all significant inputs are observable in the market or can be corroborated by observable market data for substantially the full term of the assets or liabilities. Where applicable, these models project future cash flows and discount the future amounts to a present value using market-based observable inputs including interest rate curves, foreign exchange rates, and forward and spot prices for currencies and commodities. Our Level 2 instruments consists options issued for services. As of May 31, 2010, the Company did not have any level 2 inputs.

-
Level 3—inputs are generally unobservable and typically reflect management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques, including option pricing models and discounted cash flow models. As of May 31, 2010, the Company did not have any level 3 inputs.

The carrying values of cash, accounts payable and loan payable approximate fair value because of the short-term nature of these instruments.  Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.

BLUE SPA INCORPORATED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

2.	Summary of principal accounting policies (Continued)

Loss per share

The Company reports basic loss per share in accordance with ASC Topic 260 Earnings Per Share (“EPS”).  Basic loss per share is based on the weighted average number of common shares outstanding and diluted EPS is based on the weighted average number of common shares outstanding and dilutive common stock equivalents. Basic EPS is computed by dividing net loss (numerator) applicable to common stockholders by the weighted average number of common shares outstanding (denominator) for the period. All EPS presented in the financial statements are basic EPS as defined by ASU 260, "Earnings Per Share". There are no diluted net income/ (loss) per share on the potential exercise of the equity-based financial instruments, hence a state of anti-dilution has occurred. All per share and per share information are adjusted retroactively to reflect stock splits and changes in par value.

Going Concern

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate continuation of the Company as a going concern. However, the Company has limited operations and has sustained operating losses resulting in a deficit. In view of these matters, realization of a major portion of the assets in the accompanying balance sheet is dependent upon the continued operations of the Company, which in turn is dependent upon the Company's ability to meet its financing requirements, and the success of its future operations.

The Company has accumulated a deficit of $17,906 since inception September 4, 2009, has yet to achieve profitable operations and further losses are anticipated in the development of its business. The Company's ability to continue as a going concern is in substantial doubt and is dependent upon obtaining additional financing and/or achieving a sustainable profitable level of operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company believes that the cash on hand will be able to meet its on-going costs in the next 12 months. The Company may seek additional equity as necessary and it expects to raise funds through private or public equity investment in order to support existing operations and expand the range of its business. There is no assurance that such additional funds will be available for the Company on acceptable terms, if at all.

Research and Development Costs

Research and development costs are expensed as incurred.

BLUE SPA INCORPORATED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

2.	Summary of principal accounting policies (continued)

Website Development Costs

The Company recognized the costs associated with developing a website in accordance with ASC 350-50 “Website Development Cost” that codified the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) NO. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”.  Relating to website development costs the Company follows the guidance pursuant to the Emerging Issues Task Force (EITF) NO. 00-2, “Accounting for Website Development Costs”.  The website development costs are divided into three stages, planning, development and production. The development stage can further be classified as application and infrastructure development, graphics development and content development. In short, website development cost for internal use should be capitalized except content input and data conversion costs in content development stage.

Costs associated with the website consist primarily of website development costs paid to third party.  These capitalized costs will be amortized based on their estimated useful life over three years upon the website becoming operational.  Internal costs related to the development of website content will be charged to operations as incurred.  Website development costs related to the customers are charged to cost of sales.

Concentration of credit risk

The Company places its cash and cash equivalents with a high credit quality financial institution. The Company maintains United States Dollars at a bank in the Switzerland that are not insured. The Company minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

Development Stage Company

The Company is a developmental stage company, and follows the guideline of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codifications (“ASC”) Topic 915 Development State Entities. All losses accumulated since inception has been considered as part of the Company’s development stage activities.

BLUE SPA INCORPORATED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

2.	Summary of principal accounting policies (continued)

Recently issued accounting pronouncements (continued)

In January 2010, the FASB issued Accounting Standards Update (“ASU”) 2010-06 which is intended to improve disclosures about fair value measurements. The guidance requires entities to disclose significant transfers in and out of fair value hierarchy levels, the reasons for the transfers and to present information about purchases, sales, issuances and settlements separately in the reconciliation of fair value measurements using significant unobservable inputs (Level 3). Additionally, the guidance clarifies that a reporting entity should provide fair value measurements for each class of assets and liabilities and disclose the inputs and valuation techniques used for fair value measurements using significant other observable inputs (Level 2) and significant unobservable inputs (Level 3). The Company has applied the new disclosure requirements as of January 1, 2010, except for the disclosures about purchases, sales, issuances and settlements in the Level 3 reconciliation, which will be effective for interim and annual periods beginning after December 15, 2010. The adoption of this guidance has not had and is not expected to have a material impact on the Company’s financial statements.

In February 2010, the FASB issued ASU 2010-09 which requires that an SEC filer, as defined, evaluate subsequent events through the date that the financial statements are issued. The update also removed the requirement for an SEC filer to disclose the date through which subsequent events have been evaluated in originally issued and revised financial statements. The adoption of this guidance on January 1, 2010 did not have a material effect on the Company’s financial statements.

3.	Accrued expenses

Accrued expenses as of May 31, 2010 are summarized as follows:

May 31, 2010

Accrued audit fee	$10,000
Accrued accounting fee	550
Accrued formation fee	2,916

Total	$13,466

BLUE SPA INCORPORATED
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

4.	Common stock

During the year ended May 31, 2010, the Company sold 7,000,000 shares of common stock for a total aggregate amount of $17,000. These shares have not been issued. There were no warrants or stock options outstanding for the period ended May 31, 2010.

5.	Income tax

As of the fiscal period ended May 31, 2010, the Company had net operating loss carry forward. The expenses for the period ended May 31, 2010 will not be deducted for tax purposes and will represent a deferred tax asset. The Company will provide a valuation allowance in full amount of the deferred tax asset since it is less than likelihood of future taxable income.

Income tax recovery differs from that which would be expected from applying the effective tax rates to the net income (loss) as follows:

Cumulative from
Inception on
September 4, 2009
Through
May 31, 2010
Net Income (loss) for the period	(17,906)
Statutory and effective tax rate	29.16%
Income tax expense (recovery) at the effective rate	(5,221)
Tax losses carry forward deferred (recognized)	5,221
Corporate income tax expense and corporate income taxes payable	$ -

As at May 31, 2010, the tax effect of the temporary timing differences that give rise to significant components of deferred income tax asset are noted below.  A valuation allowance has been recorded as management believes it is more likely than not that the deferred income tax asset will not be realized.

May 31, 2010
Tax loss carried forward	$ 17,906

Deferred tax assets	5,221
Valuation allowance	(5,221)

Deferred taxes recognized	$ -

6.	Subsequent event

Pursuant to the terms of amended articles of incorporation on August 16, 2010, Blue SPA Incorporated has changed the par value of its shares from $0.001 to $0.0001 per share. This amendment has been retroactively applied in the financial statements.

All material subsequent events from the balance sheet date through the date of issuance of this report have been disclosed above.

Management’s Discussion and Analysis of Financial Condition

General

This discussion should be read in conjunction with the May 31, 2010 audited financial statements, the notes, and the tables included elsewhere in this registration statement.  Management’s discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future performance.  However, future performance involves risks and uncertainties that may cause actual results to differ materially from those expressed in the forward-looking statements.  See “Forward-looking Statements” below for more details.

Blue Spa is a startup company engaged in the development, production, wholesale distribution, and retail sales of quality natural skin and body care products, fitness apparel, and related accessories.  Blue Spa is focused on developing a multi-channel concept, which will combine a wholesale distribution network with a retail strategy, e-commerce, and a consumer catalogue.  Blue Spa has not commenced significant operations and is considered a Development Stage Company, as defined by Statement of Financial Accounting Standard (“SFAS”) No.7 Accounting and Reporting by Development Stage Enterprises, and follows the guideline of the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codifications (“ASC”) Topic 915 Development State Entities

Liquidity, Capital Resources and Financial Position

Liquidity is the ability of a company to generate funds to support its current and future operations, satisfy its obligations, and otherwise operate on an ongoing basis.  At May 31, 2010, Blue Spa had a cash balance of $12,560 and negative cash flows from operations of $4,440 for the year ended May 31, 2010.

From its inception, on September 4, 2009 to May 31, 2010 Blue Spa raised a total of $17,000 from private offerings of its shares of common stock, which has been used to fund Blue Spa’s operations to date.  Since June 1, 2010 Blue Spa has not raised any additional funds.

The notes to Blue Spa’s audited financial statements as of May 31, 2010, disclose its uncertain ability to continue as a going concern.  Blue Spa has not and does not expect to generate any revenues to cover its expenses while it is in the development stage and as a result Blue Spa has accumulated a deficit of $17,906 since inception.  As of May 31, 2010, Blue Spa had $13,466 in current liabilities.  When its current liabilities are offset against its current assets of $12,560 Blue Spa is left with a negative working capital of $906.  While Blue Spa has successfully generated sufficient working capital through the sale of common stock to the date of this filing and management believes that Blue Spa can continue to do so for the next year, there are no assurances that Blue Spa will succeed in generating sufficient working capital through the sale of common stock to meet its ongoing cash needs.

Net Cash Flows From Operating Activities.  Net cash flows from operating activities during the year ended May 31, 2010 was a net loss of $17,906, which was primarily due to accrued expenses of $13,466.

Net Cash Flows From Investing Activities.  Blue Spa did not have any investing activities during the year ended May 31, 2010.

Net Cash Flows From Financing Activities.  During the year ended May 31, 2010 Blue Spa raised $17,000 in common stock subscriptions.

Results of Operations

Year Ended May 31, 2010

Net Loss.  During the year ended May 31, 2010, Blue Spa had a net loss of $17,906 or $0.005 per share.  The loss was primarily due to administrative and other operating expenses and cost of formation.

Revenue.  Blue Spa had no operating revenues since its inception on September 4, 2009, through to May 31, 2010.  Blue Spa’s activities have been financed from the proceeds of share subscriptions.

Operating Expenses.  Blue Spa’s operating expenses since its inception on September 4, 2009, through to May 31, 2010 were $17,906.  The operating expenses were primarily due to $14,990 in administrative and other operating expenses, and $2,916 in formation costs.

Inflation

Management does not believe that inflation will have a material impact on Blue Spa’s future operations.

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Off-balance sheet arrangements

Blue Spa has no off-balance sheet arrangements including arrangements that would affect its liquidity, capital resources, market risk support and credit risk support or other benefits.  Blue Spa does not have any non-consolidated, special-purpose entities.

Contingencies and Commitments

Blue Spa had no contingencies or long term commitments at May 31, 2010.

Critical Accounting Policies and Estimates

An appreciation of Blue Spa’s critical accounting policies is necessary to understand its financial results.  These policies may require that Blue Spa to make difficult and subjective judgments regarding uncertainties; as a result, the estimates may significantly impact its financial results.  The precision of these estimates and the likelihood of future changes depend on a number of underlying variables and a range of possible outcomes.  Blue Spa has applied its critical accounting policies and estimation methods consistently.

Website Development Costs

Blue Spa recognized the costs associated with developing a website in accordance with ASC 350-50 “Website Development Cost” that codified the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) NO. 98-1, “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use”.  Relating to website development costs Blue Spa follows the guidance pursuant to the Emerging Issues Task Force (EITF) NO. 00-2, “Accounting for Website Development Costs”.  The website development costs are divided into three stages, planning, development and production.  The development stage can further be classified as application and infrastructure development, graphics development and content development.  In short, website development cost for internal use should be capitalized except content input and data conversion costs in content development stage.

Costs associated with the website consist primarily of website development costs paid to third party.  These capitalized costs will be amortized based on their estimated useful life over three years upon the website becoming operational.  Internal costs related to the development of website content will be charged to operations as incurred.  Web-site development costs related to the customers are charged to cost of sales.

Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments.  As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair values.  The fair value of financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and short term note - related party, approximate their carrying values since they are short term in nature and they are receivable or payable on demand.  Management is of the opinion that Blue Spa is exposed to significant interest or credit risks arising from the bank-held assets.  Blue Spa is operating outside the United States of America and may have significant exposure to foreign currency risk due to the fluctuation of the currency in which Blue Spa operates and the U.S. dollar.  Blue Spa accounts for certain assets and liabilities at fair value.

Concentration of Credit Risk

Blue Spa places its cash and cash equivalents with a high credit quality financial institution.  Blue Spa maintains United States Dollars at a bank in the Switzerland that are not insured.  Blue Spa minimizes its credit risks associated with cash by periodically evaluating the credit quality of its primary financial institution.

Foreign Currency Translation

Blue Spa is located and operating outside of the United States of America.  The functional currency of Blue Spa is the U.S. Dollar.  At the transaction date, each asset, liability, revenue and expense is translated into U.S. dollars by the use of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are re-measured by using the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in operations.

Research and Development Costs

Research and development costs will be expensed as incurred.

Forward-looking Statements

This registration statement contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties.  Statements that are not historical facts, including statements about management’s beliefs and expectations, are forward-looking statements.  Forward-looking statements include statements preceded by, followed by, or that include the words “may,” “could,” “would,” “should,” “believe,” “expect,” “anticipate,” “plan,” “estimate,” “target,” “project,” “intend,” or similar expressions.  These statements include, among others, statements regarding Blue Spa’s current expectations, estimates and projections about future events and financial trends affecting the financial condition and operations of its business.  Forward-looking statements are only predictions and not guarantees of performance and speak only as of the date they are made.  Blue Spa undertakes no obligation to update any forward-looking statement in light of new information or future events.

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Although management believes that the expectations, estimates and projections reflected in the forward-looking statements are based on reasonable assumptions when they are made, Blue Spa can give no assurance that these expectations, estimates and projections can be achieved.  Management believes the forward-looking statements in this registration statement are reasonable; however, you should not place undue reliance on any forward-looking statement, as they are based on current expectations.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Factors that could cause actual results to differ materially from Blue Spa’s expectations include, but are not limited to:

•	the number of products and the quality of those products that Blue Spa is able to successfully produce and market,
•	changes in federal or state laws and regulations to which Blue Spa is subject, including tax, environmental, and employment laws and regulations,
•	conditions of the capital markets that Blue Spa utilizes to access capital,
•	the ability to raise capital in a cost-effective way,
•	the effect of changes in accounting policies, if any,
•	the ability of Blue Spa to manage its growth,
•	the ability to control costs,
•	Blue Spa’s ability to achieve and maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002,
•	Blue Spa’s ability to obtain governmental and regulatory approval of various expansion or other projects,
•	changes in general economic conditions in the United States and in the rest of the world and changes in the industries in which Blue Spa conducts its business, and
•	the costs and effects of legal and administrative claims and proceedings against Blue Spa,

For a more detailed discussion of these and other risks that may impact Blue Spa’s business, see “Risk Factors” beginning on page 7.

Changes In and Disagreements With Accountants
on Accounting and Financial Disclosure

Since inception on September 4, 2009, there were no disagreements with Blue Spa’s principal accountants on any matter of accounting principle or practices, financial statement disclosure or auditing scope or procedure.  In addition, there were no reportable events as described in Item 304 of Regulation S-K that occurred within Blue Spa’s two most recent fiscal years and the subsequent interim periods.

Directors, Executive Officers, Promoters and Control Persons

The sole Director and Officer currently serving Blue Spa is as follows:

Name	Age	Positions Held and Tenure
Law Yau Yau	27	President, CEO, Treasurer, CFO, Corporate Secretary, and Director since September 4, 2009

The sole Director named above will serve until the next annual meeting of the stockholders.  Thereafter, directors will be elected for one-year terms at the annual stockholders’ meeting.  Officers will hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

Biographical information

Law Yau Yau

Mr. Yau Yau has acted as Blue Spa’s sole Director and Officer since its inception on September 4, 2009.  Since January 2005 Mr. Yau Yau has also been a Quality Control Manager for Shenzhen Linfeng Electronics Co Ltd, in the Shenzhen, Province of China.

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Conflicts of Interest

Though Mr. Yau Yau does not work with any other wholesale or retail companies other than Blue Spa, he may in the future.  Blue Spa does not have any written procedures in place to address conflicts of interest that may arise between its business and the future business activities of Mr. Yau Yau.

Audit Committee Financial Expert

Blue Spa does not have a financial expert serving on an audit committee.  Blue Spa does not have an audit committee because it is a start-up development company and has no revenue.

Significant Employees and Consultants

Blue Spa has no significant employees.

Family Relationships

There are no family relationships among the directors, executive officers or persons nominated or chosen by Blue Spa to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past ten years, no of the director, officer, or promoter of Blue Spa has been:

•	a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

•	convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•
subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity, or to be associated with persons engaged in any such activity;

•
found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended, or vacated;

•
found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

•
the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

▪	any Federal or State securities or commodities law or regulation; or
▪
any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

▪	any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity, or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Executive Compensation

Compensation Discussion and Analysis

Blue Spa does not have any compensation policies currently in place nor a compensation committee.

Since the end of Blue Spa’s last fiscal year end, no actions have been taken regarding executive compensation.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to Blue Spa’s Officer for all services rendered in all capacities to Blue Spa for the fiscal periods indicated.

Name and principal position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (e)	Option Awards ($) (f)	Non-Equity Incentive Plan ($) (g)	Non-qualified Deferred Compen- sation Earnings ($) (h)	All other compen-sation ($) (i)	Total ($) (j)
Law Yau Yau CEO & CFO Sep 2009 - present	2010 2009 2008	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil nil nil	nil nil nil

Blue Spa’s director has not received any monetary compensation as a director since Blue Spa’s inception to the date of this prospectus. Blue Spa currently does not pay any compensation to its director serving on its board of directors.

Stock Option Grants

Blue Spa has not granted any stock options to the executive officer since its inception on September 4, 2009.

Employment Agreements

Currently, Blue Spa does not have an employment agreement with Law Yau Yau.  However, Blue Spa reimburses Mr. Yau Yau for all reasonable expenses incurred by Mr. Yau Yau while acting as the sole director and officer of Blue Spa.

There are no other agreements between Blue Spa and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer that provide for specific compensation in the event of resignation, retirement, other termination of employment or from a change of control of Blue Spa or from a change in a named executive officer’s responsibilities following a change in control.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the date of this prospectus, the number of shares of common stock owned of record and beneficially by executive officers, directors, and persons who hold 5% or more of the outstanding common stock of Blue Spa.

Title of Class	Name and Address of Beneficial Owner	Number of Shares Owned Beneficially	Percent of Class Owned Prior To This Offering (1)
common shares	Law Yau Yau 14 Hau, Zhan Nan Lo Wu Chang Chu Wu Han Ze, China	4,000,000	57.1%
common shares	All executive officers and directors as a group	4,000,000	57.1%
(1)	The percent of class is based on 7,000,000 shares of common stock outstanding as of September 10, 2010.

Each person listed above has full voting and investment power with respect to the common shares indicated.  Under the rules of the SEC, a person (or a group of persons) is deemed to be a “beneficial owner” of a security if he or she, directly or indirectly, has or shares power to vote or to direct the voting of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security.  A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase Blue Spa’s common shares.

Changes in Control

Blue Spa is not aware of any arrangement that may result in a change in control of the Company.

Transactions with Related Persons, Promoters and
Certain Control Persons

(a)           Transactions with Related Persons

During Blue Spa’s last three fiscal years, no director, executive officer, security holder, nor any immediate family of such director, executive officer, nor security holder owning 5% or more has had any direct or indirect material interest in any transaction or currently proposed transaction, which Blue Spa was or is to be a participant, that exceeded the lesser of (1) $120,000 or (2) one percent of the average of Blue Spa’s total assets at year-end for the last two completed fiscal years

(b)           Review, approval or ratification of transactions with related persons

Currently Blue Spa does not have any policies and procedures for the review, approval, or ratification of transactions with related persons.

(c)           Promoters and certain control persons

Since inception of Blue Spa on September 4, 2009, Law Yau Yau has been the only promoter of Blue Spa’s business, but Mr. Yau Yau has not received anything of value from Blue Spa nor is any person entitled to receive anything of value from Blue Spa for services provided as a promoter of the business of Blue Spa.

(d)           Director independence

Blue Spa’s board of directors currently solely consists of Law Yau Yau.  Pursuant to Item 407(a) of Regulation S-K of the Securities Act, Blue Spa’s board of directors has adopted the definition of “independent director” as set forth in Rule 4200(a)(15) of the NASDAQ Manual.  In summary, an “independent director” means a person other than an executive officer or employee of Blue Spa or any other individual having a relationship which, in the opinion of Blue Spa’s board of directors, would interfere with the exercise of independent judgement in carrying out the responsibilities of a director, and includes any director who accepted any compensation from Blue Spa in excess of $200,000 during any period of 12 consecutive months with the three past fiscal years.  Also, the ownership of Blue Spa’s stock will not preclude a director from being independent.

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In applying this definition, Blue Spa’s board of directors has determined that Mr. Yau Yau does not qualify as an “independent director” pursuant to the same Rule.

As of the date of the prospectus, Blue Spa did not maintain a separately designated compensation or nominating committee.
Blue Spa has also adopted this definition for the independence of the members of its audit committee.  Law Yau Yau is the sole member of Blue Spa’s audit committee.  Blue Spa’s board of directors has determined that Mr. Yau Yau is not “independent” for purposes of Rule 4200(a)(15) of the NASDAQ Manual, applicable to audit, compensation and nominating committee members, and is not “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Blue Spa pursuant to provisions of the State of Nevada, Blue Spa has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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Dealer Prospectus Delivery Obligation

Until [180 days from the effective date of this prospectus], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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Part II - Information Not Required In Prospectus

Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:

SEC Registration Fee	$ 100
Legal Fees and Expenses	5,000
Accounting Fees and Expenses	600
Auditor Fees and Expenses	10,000
Electronic Filing Fees	2,000
Printing Costs	500
Courier Costs	500
Transfer Agent Fees	3,000
Total	$21,700

All amounts are estimates. Blue Spa is paying all expenses listed above.  None of the above expenses of issuance and distribution will be borne by the selling shareholders.  The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

As permitted by Nevada law, Blue Spa’s Articles of Incorporation provide that it will indemnify Blue Spa’s directors and officers against expenses and liabilities they incur to defend, settle or satisfy any civil or criminal action brought against them on account of their being or having been directors or officers of Blue Spa, unless, in any such action, they are adjudged to have acted with gross negligence or willful misconduct.

Exclusion of Liabilities

Pursuant to the laws of the State of Nevada, Blue Spa’s Articles of Incorporation exclude personal liability for its directors for monetary damages based upon any violation of their fiduciary duties as directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts in violation of Section 7-106-401 of the Nevada Business Corporation Act, or any transaction from which a director receives an improper personal benefit.  This exclusion of liability does not limit any right, which a director may have to be indemnified, and does not affect any director’s liability under federal or applicable state securities laws.

Disclosure of Commission position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling Blue Spa pursuant to provisions of the State of Nevada, Blue Spa has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Recent Sales of Unregistered Securities

As of September 4, 2009 Blue Spa has sold 7 million shares of unregistered securities. All of these 7 million shares were acquired from Blue Spa in private placements that were exempt from registration under Regulation S of the Securities Act of 1933 and were sold to non-US residents.

The shares include the following:

1.	On September 14, 2009, Blue Spa issued 4,000,000 shares of common stock at a price of $0.0005 per share for cash proceeds of $2,000 to its President; and

2.	On January 29, 2010, Blue Spa issued 3,000,000 shares of common stock to 30 non-affiliate International resident at a price of $0.005 per share for cash proceeds of $15,000.

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With respect the above offerings to International residents, Blue Spa completed the offerings of the common stock pursuant to Rule 903 of Regulation S of the Securities Act on the basis that the sale of the common stock was completed in an “offshore transaction”, as defined in Rule 902(h) of Regulation S.  Blue Spa did not engage in any directed selling efforts, as defined in Regulation S, in the United States in connection with the sale of the shares.  Each investor represented to Blue Spa that the investor was not a U.S. person, as defined in Regulation S, and was not acquiring the shares for the account or benefit of a U.S. person.  The subscription agreement executed between Blue Spa and the investor included statements that the securities had not been registered pursuant to the Securities Act and that the securities may not be offered or sold in the United States unless the securities are registered under the Securities Act or pursuant to an exemption from the Securities Act.  The investor agreed by execution of the subscription agreement for the common stock: (i) to resell the securities purchased only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; (ii) that Blue Spa is required to refuse to register any sale of the securities purchased unless the transfer is in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act or pursuant to an exemption from registration under the Securities Act; and (iii) not to engage in hedging transactions with regards to the securities purchased unless in compliance with the Securities Act.  When issued all securities will be endorsed with a restrictive legend confirming that the securities had been issued pursuant to Regulation S of the Securities Act and cannot be resold without registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

Each investor was given adequate access to sufficient information about Blue Spa to make an informed investment decision.  None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.  No registration rights were granted to any of the investors.

Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of Blue Spa Incorporated.
3.2	By-Laws of Blue Spa Incorporated.
3.3	Certificate of Amendment of Blue Spa Incorporated
5.1	Opinion of Richard C. Fox, regarding the legality of the securities being registered.
14	Code of Ethics.
23.1	Consent of Independent Auditor
23.2	Consent of Richard C. Fox.

Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

a)	include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

b)
reflect in Blue Spa’s prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease if the securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

c)
include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

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4.
For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

a.	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

b.	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

c.
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

d.	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.
That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 340A, will be deemed to be part of and included in this registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under that Securities Act may be permitted to Blue Spa’s directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by Blue Spa of expenses incurred or paid by one of its directors, officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of Blue Spa’s directors, officers or controlling persons in connection with the securities being registered, Blue Spa will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against the public policy as expressed in the Securities Act, and a will be governed by the final adjudication of such issue

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Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto, duly authorized in the City of Chengdu, China on September 10, 2010.

Blue Spa Incorporated

By:
/s/ Law Yau Yau

Law Yau Yau
Director, Chief Executive Officer, President, and Principal Executive Officer

Pursuant to the requirements of Securities Act of 1933, this registration statement was signed by the following persons in the capacities and the dates stated:

/s/ Law Yau Yau

Law Yau Yau
Director, Chief Executive Officer, President, and Principal Executive Officer
September 10, 2010

/s/ Law Yau Yau

Law Yau Yau
Chief Financial Officer, Principal Financial Officer, and Principal Accounting Officer
September 10, 2010

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Exhibit 3.1

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Exhibit 3.2

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BY-LAWS

of

Blue Spa Incorporated
a Nevada corporation

ARTICLE 1

Offices

Section 1.                      The registered office of this corporation is in the city of Reno, Nevada.

Section 2.                      The corporation may also have offices at other places both within and without the State of Nevada as the directors may determine or the business of the corporation may require.

ARTICLE 2

Meetings of Stockholders

Section 1.                      Annual meetings of the stockholders must be held at the registered office of the corporation or at any other place within or without the State of Nevada as the directors may decide.  Special meetings of the stockholders may be held at the time and place within or without the State of Nevada as is stated in the notice of the meeting, or in a duly executed waiver of notice.

Section 2.                      Annual meetings of the stockholders must be held on the anniversary date of incorporation each year if it is not a legal holiday and, and if it is a legal holiday, then on the next secular day following, or at another time as the directors may decide, at which the stockholders will elect the directors and transact any other business that is properly before the meeting.

Section 3.                      The president or the secretary may, by resolution of the directors or on the written request of the stockholders owning a majority of the issued and outstanding shares and entitled to vote, call special meetings of the stockholders for any purpose unless otherwise prescribed by statute or by the articles of incorporation.  A request must state the purpose of the proposed meeting.

Section 4.                      Notices of meetings must be written and signed by the president or vice-president or the secretary or an assistant secretary or by any other person designated by the directors.  The notice must state the purpose for which the meeting is called and the time and the place, which may be within or without  the State, where it is to be held.  A copy of the notice must be either delivered personally or mailed, postage prepaid, to each stockholder of record entitled to vote at the meeting not less than 10 and not more than 60 days before the meeting.  If it is mailed, it must be directed to a stockholder at the address that appears upon the records of the corporation and is deemed to be delivered to the stockholder when it is deposited into the mail.  If a stockholder is a corporation, association or partnership, the notice is deemed to have been delivered to the stockholder it is delivered personally to an officer of the corporation or association, or to any member of a partnership.  A transferee is not entitled to notice of a meeting if the stock is transferred after the notice is delivered and before the meeting is held.

Section 5.                      Business transactions at any special meeting of stockholders is limited to the purpose stated in the notice.

Section 6.                      The holders of one-third of the stock issued and outstanding and entitled to vote and present in person or represented by proxy, constitutes a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the articles of incorporation.  If a quorum is not present or represented at any meeting of the stockholders, the stockholders who are entitled to vote and present in person or represented by proxy may adjourn the meeting from time to time, without notice other than announcements at the meeting.  At such adjourned meeting, the quorum shall be equal to the number of issued and outstanding shares of the corporation present in person or by proxy and any business may be transacted at the adjourned meeting as originally notified.  The shareholders present at a duly organized meeting may continue to transact business until adjournment of the meeting, notwithstanding the withdrawal of shareholders from the meeting so that less than a quorum remains.

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Section 7.                      When a quorum is present or represented at any meeting, the vote of the holders of 10% of the stock having voting power present in person or represented by proxy is sufficient to elect directors or to decide any question brought before the meeting unless the statute or the articles of incorporation specify that the question  requires that a different percentage is required to decide the question.

Section 8.                      Each stockholder of record of the corporation is entitled at each meeting of the stockholders to one vote for each share standing in his name on the books of the corporation.  Any stockholder may demand that the vote for directors and any question before the meeting be by ballot.

Section 9.                      At any meeting of the stockholders any stockholder may be represented and vote by a proxy or proxies appointed by in writing.  If the written proxy designates two or more persons to act as proxies, a majority of the designated persons present at the meeting, or one if only one is present, has the powers conferred by the written instruction.  No proxy or power of attorney to vote may be voted at a meeting of the stockholders unless it has been filed with the secretary of the meeting when required by the inspectors of election.  All questions regarding the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes must be decided by the inspectors of election who are appointed by the directors, or if not appointed, then by the officer presiding at the meeting.

Section 10.                      Any action that may be taken by the vote of the stockholders at a meeting may be taken without meeting if it is authorized by the written consent of stockholders holding at least a majority of the voting power, unless the provisions of the statute or the articles of incorporation require a greater proportion of voting power to authorize the action, in which case the greater proportion of written consents is required.

ARTICLE 3

Directors

Section 1.                      The directors must manage business of the corporation and they may exercise all the powers of the corporation and do any lawful thing unless the statute or the articles of incorporation or these bylaws specify that the stockholders have the power to do the thing.

Section 2.                      The number of directors that constitutes the whole board may not be less than one or  more than eight.  The directors at any time may increase or decrease the number of directors to not less than one and not more than eight.  The stockholders will elect the directors at the annual meeting of the stockholders and, except as provided in section 3 of this article, each director’s term of office will be one year or until a successor is elected and qualified.  Directors may be re-elected for successive annual terms.  Directors need not be stockholders.

Section 3.                      A majority of the remaining directors, even if they are less than a quorum, or a sole remaining director may fill any vacancies in the board of directors, including those caused by an increase in the number of directors, and each director so elected holds office until a successor is elected at the annual or a special meeting of the stockholders.  The holders of a two-thirds of the outstanding shares of stock entitled to vote may at any time peremptorily terminate the term of office of all or any of the directors by voting at a meeting called for the purpose or by a written statement filed with the secretary or, if the secretary is absent, with any other officer.  The removal is effective immediately even if successors are not elected simultaneously, and the resulting vacancies on the board of directors may be filled only from the stockholders.

A vacancy on the board of directors is deemed to exist if a director dies, resigns or is removed, or if the authorized number of directors is increased, or if the stockholders fail to elect the number of directors to be elected t any annual or special meeting of stockholders at which any director is to be elected.

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The stockholders may elect a director at any time to fill any vacancy not filled by the directors.  If the directors accept the resignation of a director tendered to take effect at a future time, the board or the stockholders may elect a successor to take office when the resignation becomes effective.

Neither the directors nor the stockholders can reduce the authorized number of directors to cause the removal of any director before the expiration of his term of office.

ARTICLE 4

Meeting of the Board of Directors

Section 1.                      Regular meetings of the board of directors must be held at any place within or without the State that is designated by a resolution of the board or the written consent of all members of the board.  In the absence of a designation, regular meetings must be held at the registered office.

Section 2.                      The first meeting of each newly elected board of directors should be held immediately following the adjournment of the meeting of stockholders and at the place of the meeting.  A notice of the meeting is not necessary in order legally to constitute the meeting if a quorum is present.  If the meeting is not held then, it may be held at the time and place that is specified in a notice given as these bylaws provide for special meetings of the directors.

Section 3.                      Regular meetings of the board of directors may be held without call or notice at the time and at the place that is fixed by the directors.

Section 4.                      Special meetings of the directors may be called by the chairman or the president or by the vice-president or by any two directors.

Written notice of the time and place of special meetings must be delivered personally to each director, or sent to each director by mail or by other form of written communication, charges prepaid, addressed to the director at the address as it is shown upon the records or, if not readily ascertainable, at the place in which the meetings of the directors are regularly held.  If the notice is mailed or telegraphed, it will be deposited in the postal service or delivered to the telegraph company at least 48 hours before the meeting is scheduled to start.  If the notice is delivered or faxed, it must be delivered or faxed at least 24 hours before the meeting is scheduled to start.  Delivery as described in this article is be legal and sufficient notice to the director.

Section 5.                      Notice of the time and place for convening an adjourned meeting need not be given to the absent directors if the time and place has been fixed at the meeting adjourned.

Section 6.                      The transaction of business at any meeting of the directors, however called and noticed or wherever held, is as valid as though transacted at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice or a consent to meeting’s being held, or written approvals are filed with the corporate records or made a part of the minutes of the meeting.

Section 7.                      A majority of the authorized number of directors constitutes a quorum for the transaction of business, except to adjourn as described in these bylaws.  Every decision made by a majority of the directors present at a meeting duly held at which a quorum is present is deemed to be the decision of the board of directors unless a greater number is required by law or by the articles of incorporation.  Any action of a majority, although not at a  regularly called meeting, and the record of it if the other directors have consented in writing, is as valid and effective in all respects as if it were passed by the board in regular meeting.

Section 8.                      A quorum of the directors may adjourn any directors’ meeting to meet again at a stated day and hour; but, in the absence of a quorum, a majority of the directors present at any directors’ meeting, either regular or special, may adjourn the meeting to the next regular meeting of the board.

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Section 9.                      Any action required or permitted to be taken by the vote of the directors at a meeting may be taken without a meeting if, before or after the action, it is authorized by the written consent of all the directors.

ARTICLE 5

Committees of Directors

Section 1.                      The directors may, by resolution adopted by all of them, designate one or more committees of the directors, each to consist of two or more of the directors.  A committee may exercise the power of the whole board in the management of the business of the corporation and may authorize the fixing of the seal of the corporation to any document that requires it.  The directors may name the committee.  The members of the committee present at any meeting and not disqualified from voting may, whether or not they constitute a quorum, unanimously appoint another member of the board to act at the meeting in the place of any absent or disqualified member.  The consent of a majority of the members or alternate members at any meeting of a committee that has a quorum is required to approve any act of the committee.

Section 2.                      The committee must keep regular minutes of their proceedings and report them to the whole board.

Section 3.                      Any action that must or may be taken at meetings of the directors or any committee of them may be taken without a meeting if the directors on the board or committee consent unanimously in writing and the written consent is filed with the minutes of the proceedings of the board or committee.

ARTICLE 6

Compensation of Directors

Section 1.                      The directors may be paid their expenses for attending each meeting of the directors and may be paid a fixed sum for attendance at each meeting of the directors or a stated salary as director.  No  payment precludes any director from serving the corporation in any other capacity and being compensated for the service.  Members of special or standing committees may be allowed like reimbursement and compensation for attending committee meetings.

ARTICLE 7

Notices

Section 1.                      Notices to directors and stockholders must be written and delivered personally or mailed to the directors or stockholders at their addresses as they appear on the books of the corporation.  Notices to directors may also be given by fax and by telegram.  Notice by mail, fax or telegram is deemed to be given when the notice is mailed, faxed or telegraphed.

Section 2.                      Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by writing on the records of the meeting or filed with the secretary, or by their presence at the meeting or oral consent entered on the minutes, or by taking part in the deliberations at the meeting without objection, the doings of the meeting are as valid as if they were done at a meeting regularly called and noticed, and at the meeting any business may be transacted that is not excepted from the written consent if no objection for want of notice is made at the time and, if any meeting is irregular for want of notice or consent and a quorum was present at the meeting, the proceedings of the meeting may be ratified and approved and rendered valid and the irregularity or defect is waived if all parties having the right to vote at the meeting consent in writing.  The consent or approval of stockholders may be by proxy or attorney, but all the proxies and powers of attorney must be in writing.

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Section 3.                      Whenever any notice is required to be given under the provisions of the statute, the articles of incorporation or these bylaws, a written waiver signed by the persons entitled to the notice, whether before or after the time stated, is deemed to be equivalent.

ARTICLE 8

Officers

Section 1.                      The directors will choose the officers of the corporation.  The offices to be filled are president, secretary and treasurer.  A person may hold two or more offices.

Section 2.                      The directors at their first meeting after each annual meeting of stockholders will choose a chairman of the board of directors from among themselves, and will choose a president, a secretary and a treasurer, none of whom must be directors.

Section 3.                      The directors may appoint a vice-chairman of the board, vice-presidents and one or more assistant secretaries and assistant treasurers and other officers and agents as it deems necessary to hold their offices for the terms and exercise the powers and perform the duties determined by the directors.

Section 4.                      The directors will fix the salaries and compensation of all officers of the corporation.

Section 5.                      The officers of the corporation hold their offices at the pleasure of the directors.  Any officer elected or appointed by the directors may be removed any time by the directors.  The directors will fill any vacancy occurring in any office of the corporation by the death, resignation, removal or otherwise.

Section 6.                      The chairman of the board will preside at meetings of the stockholders and of the directors and will see that the orders and resolutions of the directors are carried into effect.

Section 7.                      The vice-chairman will, if the chairman is absent or disabled, perform the duties and exercise the powers of the chairman of the board and will perform other  duties as the directors may prescribe.

Section 8.                      The president is the chief executive officer of the corporation and will manage the business of the corporation.  He will execute on behalf of the corporation all instruments requiring  execution unless the signing and execution of them is expressly designated by directors to some other officer or agent of the corporation.

Section 9.                      The vice-presidents will act under the direction of the president and, if the president is absent or disabled, will perform the duties and exercise the powers of the president.  They will perform the other duties and have the other powers prescribed by the president or directors.  The directors may designate one or more executive vice-presidents and may specify the order of seniority of the vice-presidents.  The duties and powers of the president descend to the vice-presidents in the specified order of seniority.

Section 10.                   The secretary will act under the direction of the president; will attend and record the proceedings at all meetings of the directors and the stockholders and at the standing committees when required; will give or cause to be given notice of all meetings of the stockholders and special meetings of the directors; and will perform other duties that are prescribed by the president or the directors.

Section 11.                   The assistant secretaries will act under the direction of the president in the order of their seniority unless the president or the directors decide otherwise, and they will perform the duties and exercise the powers of the secretary if the secretary is absent or disabled.  They will perform other duties and have the other powers that are prescribed by the president and the directors.

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Section 12.                   The treasurer will (I) act under the direction of the president with custody of the corporate funds and securities; (ii) keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; (iii) deposit all money and other valuable effects in the name and to the credit of the corporation in the depositories that are designated by the directors; (iv) disburse the funds of the corporation as ordered by the president or the directors, taking proper vouchers for the disbursements; and (v) render to the president and the directors, at their regular meetings or when the directors require, an account of all the transactions undertaken by the treasurer and of the financial condition of the corporation.

If the directors require, the treasurer will give the corporation a bond in the sum and with the surety that is satisfactory to the directors for the faithful performance of the duties of his office and for the restoration to the corporation, if he dies, resigns, retires or is removed from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

Section 13.                  The assistant treasurers in order of their seniority, or as determined by the president or the directors, will perform the duties and exercise the powers of the treasurer if the treasurer is absent or disabled.  They will perform the other duties and have the other powers that are prescribed by the president or the directors.

ARTICLE 9

Certificates of Stock

Section 1.                      Every stockholder is entitled to have a certificate signed by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, that certifies the number of shares owned by him in the corporation.  If the corporation is authorized to issue more than one class of stock or more that one series of any class, the designations, preferences and relative, participating, optional or other special rights of the various classes of stock or series and the qualifications, limitation or restrictions of the rights, must be described in full or summarized on the face or back of the certificate that the corporation issues to represent the stock.

Section 2.                      If a certificate is signed  (a) by a transfer agent other than the corporation or its employees or (b) by a registrar other than the corporation or its employees, the signatures of the officers of the corporation may be facsimiles.  If any officer who has signed or whose facsimile signatures has been placed upon a certificate ceases to be the officer before the certificate is issued, the certificate may be issued with the same effect as though the person had not ceased to be the officer.  The seal of the corporation or a facsimile of it may, but need not be, affixed to certificates of stock.

Section 3.                      The directors may direct that a new certificate be issued in place of any certificate issued by the corporation that is alleged to have been lost or destroyed if the person claiming the loss or destruction of the certificate makes an affidavit of that fact.  When they authorize the issuance of a new certificate, the directors may, in their discretion and as a condition precedent to the issuance of the new certificate, require that the owner of the lost or destroyed certificate or his legal representative advertise the loss as it requires or give the corporation a bond in the sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4.                      When a certificate for shares, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, is surrendered to the corporation or the corporation’s transfer agent, the corporation must, if it is satisfied that it complies with the laws and regulations applicable to the corporation regarding the transfer and ownership of shares, issue a new certificate to the person entitled to it and will cancel the old certificate and record the transaction upon its books, subject to the provisions of the corporation’s Articles and these By-laws and to restrictions on transfer, if any, contained in these By-laws.  If the corporation is not a reporting corporation with its shares listed for trading then no shares can be transferred without the consent of the directors expressed by a resolution of the board of directors.  The board of directors will not be required to give any reason for refusing to consent to any such proposed transfer.

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Section 5.                      The directors may fix in advance a date not more than 60 days and not less than 10 days before the date of any meeting of stockholders, or the date of the payment of any dividend, or the date of the allotment of rights, or the date when any change or conversion or exchange of capital stock is effective, or a date in connection with obtaining the consent of stockholders for any purpose, as a record date for the determination of the stockholders entitled to notice of and to vote at any meeting or adjournment, or entitled to be paid any  dividend, or to consent to any matter for which stockholders’ consent is required, and, in any case, only the stockholders who are stockholders of record on the date so fixed are entitled to notice of and to vote as the meeting or any adjournment, or to be paid a dividend, or to be allotted rights, or to exercise the rights, or to consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after the record date is fixed.

Section 6.                      The corporation is entitled to recognize the person registered on its books as the owner of the share as the exclusive owner for all purposes including voting and dividends, and the corporation is not bound to recognize any other person’s equitable or other claims to or interest in the shares, whether it has express or other notice of a claim, except as otherwise provided by the laws of Nevada.

ARTICLE 10

General Provisions

Section 1.                      The directors may declare dividends upon the capital stock of the corporation, subject to the provisions of the articles of incorporation, if any, at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of the capital stock, subject to the provisions of the articles of incorporation.

Section 2.                      Before it pays any dividend, the corporation may set aside out of any funds of the corporation available for dividends the sum that the directors, in their absolute discretion, think proper as a reserve to meet contingencies, or for equalizing dividends, or for repairing and maintaining any property of the corporation, or for the another purpose that the directors determine are in the interests of the corporation, and the directors may modify or abolish any the reserve in the manner that it was created.

Section 3.                      All checks or demands for money and notes of the corporation must be signed by the officers or other persons that are designated by the directors.

Section 4.                      The directors will fix the  fiscal year of the corporation.

Section 5.                      The directors may resolve to adopt a corporate seal for the corporation.  The name of the corporation must be inscribed on the seal with the words “Corporate Seal” and “Nevada”.  The seal may be used by causing it or a facsimile of it to be impressed or affixed or in any manner reproduced.

ARTICLE 11

Acquisition of Controlling Interested

Section 1.                      The provisions of NRS 76.378 to 78.3793 and any amendments to the Private Corporations Act (Nevada) that pertain to the acquisition of a controlling interest do not apply to the corporation.

ARTICLE 12

Indemnification

Section 1.                      Every person who was or is a party or is a threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because he or a person whom he legally represents is or was a director or officer of the corporation or is or was serving at the request of the corporation or for its benefit as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise, is indemnified and held harmless to the fullest legally permissible under the General Corporation Law of the State of Nevada from time to time against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlements) reasonably incurred or suffered by him in connection with his acting.  The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.  The right of indemnification is a contract right that may be enforced in any manner desired by the person.  The right of indemnification does not extinguish any other right that the directors, officers or representatives may have or later acquire and, without limiting the generality of the statement, they are entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law or otherwise, as well as their rights under this article.

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Section 2.                      The directors may cause the corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred in any capacity or arising out of the status, whether or not the corporation would have the power to indemnify the person.

Section 3.                      The directors may adopt other bylaws regarding indemnification and may amend the bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada.

ARTICLE 13

Amendments

Section 1.                      The bylaws may be amended by the majority vote of all the record holders of stock issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, if the notice of the meeting contains a notice of the intention to amend.

Section 2.                      The directors by a majority vote of the whole board of directors at any meeting may amend these bylaws, including bylaws adopted by the stockholders, but the stockholders may specify particulars of the bylaws that cannot be amended by the board of directors.

Approved and adopted on September 4, 2009

CERTIFICATE OF THE SECRETARY

I, Law Yau Yau, certify that I am the corporate secretary of Blue Spa Incorporated and that the foregoing bylaws consisting of 8 pages constitute the code of bylaws of this corporation as duly adopted at a regular meeting of the directors of the corporation held on September 4, 2009.

September 4, 2009

  /s/ Law Yau Yau

  Law Yau Yau - Corporate Secretary

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Exhibit 3.3

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Exhibit 5.1

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FOX LAW OFFICES, P.A.
c/o 131 COURT STREET, #11
EXETER, NEW HAMPSHIRE, 03833
Telephone:  (603) 778-9910
Facsimile:  (603) 778-9911
*Admitted only in
Pennsylvania and Florida
August 23, 2010

Blue Spa Incorporated
26/F Building A, Times Plaza
2 Zongfu Road
Chengdu 610016
China

Re:  Blue Spa Incorporated
Status of Shares being Registered on Form S-1

Gentlemen:

We have acted as special securities counsel to Blue Spa Incorporated (the “Company”), a Nevada corporation, in connection with the filing of a registration statement on Form S-1 (the “registration Statement”) covering the resale by selling stockholders of up to 3,000,000 shares of the Company’s common stock (the “Registered Shares”), as further described in the Registration Statement.

In connection with this opinion, we have examined the following:

1.         The Company’s Articles of Incorporation;
2.         The Company’s Articles of Amendment;
3.         The Company’s By-Laws;
4.         Resolutions of the Board of Directors of the Company pertaining to the Registered Shares;
5.         The Registration Statement, including the constituent Prospectus; and
6.         Financial records relating to the original issuance of the Registered Shares.

In addition, we have examined such other documents and made such oral inquiries as we have deemed necessary or appropriate for the opinions herein.

We have assumed that the signatures on all documents examined by us are genuine, that all copies or facsimiles or documents submitted to us are true and correct copies of the originals and conform to the originals, and that the book entries in the financial records are accurate, which assumptions have not been independently verified.

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Blue Spa Incorporated
August 23, 2010

We are familiar with the General Corporation Law of the State of Nevada, the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws, and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation.  This opinion letter is opining upon, and is limited to, the current federal laws of the United States and, as set forth above, Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws, as such laws presently exist and to the facts as they presently exist.  We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction.  We assume no obligation to revise or supplement this opinion letter should the laws or such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

Based upon the foregoing and such legal authorities as have deemed relevant, and subject to the qualifications and assumptions set forth above, we are of the opinion that the Registered Shares to the which the Registration Statement and constituent Prospectus relate, have been duly and validly authorized and issued, and are fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Yours truly,
FOX LAW OFFICES, P.A.

/s/ Richard C. Fox

By:  Richard C. Fox, Esq.

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Exhibit 14

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BLUE SPA INCORPORATED

Code of Ethics

Overview

Blue Spa has adopted a code of ethics (the “Code”) that is applicable to every officer, director, employee and consultant of the company and its affiliates (collectively the “Employee” or “Employees”).  The Code reaffirms the high standards of business conduct required of all Employees.  The Code is part of Blue Spa’s continuing efforts to (1) ensure that it complies with all applicable laws, (2) have an effective program in place to prevent and detect violations of law, and (3) educate and train its Employees to be aware and understand ethical business practices.  In most circumstances, the Code sets standards that are higher than the law requires.

Blue Spa has also adopted eight corporate values: Focus, Respect, Excellence, Accountability, Teamwork, Integrity, Open Communications and Positive Attitude.  See Schedule “A” for a statement on each value.  The values have been adopted to provide a framework for all Employees in conducting themselves in their jobs.  These values are not intended to substitute for the Code, but will serve as guidelines in helping the Employees to conduct Blue Spa’s business in accordance with the Code.

The Code is not intended to cover every possible situation in which an Employee may find himself or herself.  It is meant to give each Employee the boundaries within which Blue Spa expects each Employee to conduct himself or herself while representing Blue Spa.  An Employee may find himself or herself in a situation where there is no clear guidance given by the Code.  If that occurs, return to the objective stated below: common sense, good judgment, high ethical standards and integrity, and refer to Blue Spa‘s values.  In addition, there are many resources upon which an Employee may rely, including the President and other Blue Spa officers and management.  Together all Employees can continue to make Blue Spa a company that sets a standard for development, production, wholesale distribution, and retail sales of quality natural skin and body care products, fitness apparel, and related accessories.

Objective

One of Blue Spa’s objectives is to conduct all business operations in the utmost ethical manner utilizing common sense, good judgment, high ethical standards and integrity.  Blue Spa cares about its Employees, shareholders, clients, suppliers, and the communities in which it conducts its business operations.  In the course of meeting its business objectives, Blue Spa considers it essential that all Employees understand and comply with the Code and therefore share and participate in Blue Spa’s way of conducting business.

Standard of Conduct

Blue Spa insists that all aspects of its business operations are conducted with honesty, integrity and fairness, and with respect for the interests of those affected by its business and activities.  Blue Spa also expects the same in its relationships with all those with whom it does business.

Each Employee must maintain and foster integrity and honesty in all dealings with clients and all business transactions.  Each Employee must commit to act according to the highest ethical standards and is expected to apply ethical business practices in administrative and financial aspects of the business operations of Blue Spa.

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No code of conduct can hope to lay down appropriate behavior for every situation, nor should it seek to do so.  Each Employee is required to make a careful and considered judgment of what is right and proper in any particular situation.

It is the obligation of every Employee in conducting the business operations of Blue Spa to be responsible, honest, trustworthy, conscientious, and dedicated to the highest standards of ethical business practices.  Accordingly, all Employees are required to avoid not only impropriety, but also the appearance of impropriety in conducting the business operations of Blue Spa.

Obeying the Law

All Employees of Blue Spa are required to comply with (1) the letter and the spirit of laws and regulations of the countries in which Blue Spa conducts business operations, (2) the accepted business practices in commercial markets, and (3) any contractual terms and conditions applicable to any business transaction.

It is expected that each Employee will use common sense, good judgment, high ethical standards and integrity in all the Employee’s business dealings.

Each Employee must commit to know and abide by all applicable laws and regulations.  Employees are expected to be familiar with the Code as it applies to their duties.  Each Employee is required to follow and to comply with the Code.  A refusal by any Employee to agree to be bound by the Code will be grounds for discipline up to and including dismissal.

A breach of any law, regulation or ethical standard by any Employee will not be justified by the pursuit of profit or the departure from acceptable practice by competitors.

Enforcement of Code

The Code will be enforced at all levels fairly and without prejudice.  Any breach of any standard of the Code may result in disciplinary action, up to and including termination.

Law Yau Yau, Blue Spa’s chief executive officer, has been appointed as Compliance Officer of Blue Spa, responsible for overseeing compliance with, and enforcement of, the Code.  Law Yau Yau, Blue Spa’s corporate secretary, has been appointed as Assistant Compliance Officer of Blue Spa, responsible for overseeing compliance with, and enforcement of, the Code.  If an Employee encounters a situation that the Employee is not able to resolve by reference to the Code, the Employee should ask for help from the Compliance Officer or the Assistant Compliance Officer if they need assistance in understanding or interpreting any part of the Code.

Any Employee who, in good faith, has reason to believe any operation or activity of Blue Spa is in violation of the law or of the Code must call the matter to the attention of the Compliance Officer.  See Schedule “B” for a non-exhaustive list of reportable violations.

If the Employee has reason to believe that it would be inappropriate to report the operation or activity to the Compliance Officer, the Employee should report it to the Assistant Compliance Officer.  All reports will be reviewed and investigated and as necessary under the circumstances, and the reporting Employee should provide sufficient information to enable a complete investigation to be undertaken.

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Any Employee who makes an allegation in good faith reasonably believing that a person has violated the law or the Code will be protected against retaliation.

Violations of the law or the Code will subject Employees to disciplinary action, up to and including termination of employment.  In addition, Employees involved may subject themselves and Blue Spa to severe penalties, including fines and possible imprisonment.  Compliance with the law and high ethical standards in the conduct of Blue Spa’s business should be a top priority for each Employee.

Insider Trading, Securities Compliance and Public Statements

Securities laws prohibit anyone who is in possession of material, non-public information (“Insider Information”) about a company from purchasing or selling stock of that company, or communicating the information to others.  Information is considered “material” if a reasonable investor would consider it to be important in making a decision to buy or sell that stock.  Some examples include financial results and projections, new products, acquisitions, major new contracts or alliances prior to the time that they are publicly announced.  Employees who become aware of such Inside Information about Blue Spa must refrain from trading in the shares of Blue Spa until the Inside Information is publicly announced.

Employees must also refrain from disclosing the insider Information to persons who do not have a need to know, whether they are inside Blue Spa or outside, such as spouses, relatives or friends.

Blue Spa makes regular formal disclosures of its financial performance and results of operations to the investment community.  Blue Spa also regularly issues press releases.  Other than those public statements, which go through official channels, Employees are prohibited from communicating outside Blue Spa about Blue Spa’s business, financial performance or future prospects.  Such communications include questions from securities analysts, reporters or other news media, but also include seemingly innocent discussions with family, friends, neighbors or acquaintances.

Financial Reporting

Blue Spa is required to maintain a variety of records for purposes of reporting to the government.  Blue Spa requires all Employees to maintain full compliance with applicable laws and regulations requiring that its books of account and records be accurately maintained.  Specifics of these requirements are available from the Compliance Officer.

Accuracy of Records

Blue Spa’s accounting records and supporting documents must accurately describe and reflect the nature and result of Blue Spa’s business operations.  All activities and results of Blue Spa’s business operations must be presented in a fair and balanced manner.

All business transactions must be properly authorized as well as completely and accurately recorded on Blue Spa’s books.  Procedures for doing so must comply with Blue Spa’s financial policy and follow Blue Spa’s policy for authorization and documentation, as well as follow generally accepted accounting practices.  Budget proposals and other financial evaluations and forecasts must fairly represent all information relevant to the business transaction.  In addition, no unrecorded cash funds or other asset accounts will be established or maintained for any purpose.  Misapplication or improper use of corporate or property or false entry to records by any Employee or by others must be reported to Blue Spa’s Board of Directors.

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Record Keeping and Retention

To help maintain the integrity of Blue Spa’s record-keeping and reporting systems, each Employee must know his or her area’s records retention procedures, including how data is stored and retrieved.  It is that person’s responsibility to know how to document and transact any entries or records that he or she is responsible for.  All Employees are expected to comply fully and accurately with all audits, including responding in a timely fashion to requests for records or other material from or on behalf of Blue Spa’s auditors or management.

Communicating Accurate and Timely Information

In all interactions and communications, whether with shareholders, the public, clients, government agencies, or others inside or outside of Blue Spa, each Employee is expected to be truthful and forthright.  This includes making accurate statements, not misrepresentations or statements intended to mislead or misinform; and responding promptly, accurately, and with full disclosure to requests from governmental agencies for information or documents.

Confidentiality

Employees must respect the confidentiality of information received in the course of business dealings and must never use such information for personal gain.  Information given by Employees in the course of business dealings must be true and fair and never designed to mislead.

Confidential information can only be revealed upon written authorization of management.

Employees must not use or disclose Blue Spa’s trade secrets, proprietary, or confidential information, or any other confidential information gained in the performance of Blue Spa as a means of making private profit, gain or benefit.

Employees must not use Internet bulletin boards or chat rooms to discuss matters or opinions related to Blue Spa or any of its industries, or to respond to comments about Blue Spa.  In today’s electronic age, posting information on Internet bulletin boards or even communicating in chat rooms is the same as “speaking to the media”.

Health and Safety

Blue Spa is committed to protecting the health and safety of its Employees.  Blue Spa expects employees to obey all laws and regulations designed to protect the health and safety of all employees, and to obtain and fully observe all permits necessary to do business.  At the very least, all Employees should be familiar with and comply with safety regulations applicable to their work areas.  Blue Spa will make, to the extent possible, reasonable accommodations for the known physical or mental limitations of its Employees.  Employees who require an accommodation should contact the Compliance Officer.  Blue Spa will then engage in an interactive process to determine what reasonable accommodations may exist.

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Declaration of Interest

Each Employee is expected to avoid any activity, investment or association that interferes with the independent exercise of his or her judgment in Blue Spa’s best interests (“Conflicts of Interest”).  Conflicts of Interest can arise in many situations and occur most often in cases where the Employee or the Employee’s family obtains some personal benefit at the expense of Blue Spa’s best interests.

No Employee, or any member of Employee’s immediate family, is allowed to accept money, gifts of other than nominal value, unusual entertainment, loans, or any other preferential treatment from any customer or supplier of Blue Spa where any obligation may be incurred or implied on the giver or the receiver or where the intent is to prejudice the recipient in favor of the provider.  Likewise, no Employee is allowed to give money, gifts of other than nominal value, unusual entertainment or preferential treatment to any customer or supplier of Blue Spa, or any employee or family members thereof, where any obligation might be incurred or implied, or where the intent is to prejudice the recipient in favor of Blue Spa.  No Employee is allowed to solicit or accept kickbacks, whether in the form of money, goods, services or otherwise, as a means of influencing or rewarding any decision or action taken by a foreign or domestic vendor, customer, business partner, government employee or other person whose position may affect Blue Spa’s business.

No Employee will use Blue Spa’s property, services, equipment or business for personal gain or benefit.

Each Employee is required to reveal any personal interest that may impinge or might reasonably be deemed by others to impinge on the Employee’s business dealings with any industry partners of Blue Spa.

Employees may not: (1) act on behalf of, or own a substantial interest in, any company or firm that does business, or competes, with Blue Spa; (2) conduct business on behalf of Blue Spa with any company or firm in which the Employee or a family member has a substantial interest or affiliation.  Exceptions require advance written approval from Blue Spa’s Board of Directors.

Employees should not create the appearance that they are personally benefiting in any outside Blue Spa as a result of their employment by Blue Spa, or that Blue Spa is benefiting by reason of their outside interests.  Any Employee who is not sure whether a proposed action would present a conflict of interest or appear unethical should consult with the Compliance Officer.

Blue Spa expects its Employees to avoid (1) personal activities and financial interests that could conflict with their responsibilities and obligations and (2) giving assistance to competitors, which could be in conflict with the interests of Blue Spa or its clients.  All Employees are required to seek the consent of Blue Spa management if they intend to become partners or shareholders in companies outside Blue Spa’s corporate structure.

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Fair Competition

Blue Spa’s policy is to comply fully with competition and antitrust laws throughout the world.  Blue Spa is committed to vigorous yet fair competition and supports the development of appropriate competition laws.  Each Employee must avoid any business arrangement that might prevent the effective operation of fair competition.  It is advised that each Employee consult with the Compliance Officer before attending a meeting with a party who may be viewed as a competitor.

International Trade

Blue Spa must comply with a variety of laws around the world regarding its activities.  In some cases, the law prohibits the disclosure of information, whether the disclosure occurs within the U.S. or elsewhere, and whether or not the disclosure is in writing.

U.S. law and the Code prohibits giving, offering, or promising anything of value to any public official in the U.S. or any foreign country to influence any official act, or to cause an official to commit or omit any act in violation of his or her lawful duty.  The Foreign Corrupt Practices Act precludes payments to non-U.S. government officials for the purpose of obtaining or retaining business, even if the payment is customary in that country.  This law applies anywhere in the world to U.S. citizens, nationals, residents, businesses or employees of U.S. businesses.  Because Blue Spa is a U.S. company, this law applies to Blue Spa and all of its subsidiaries.  Any questions on this policy should be directed to the Compliance Officer.

Government Relations

Blue Spa is prohibited by law from making any contributions or expenditures in connection with any U.S. national election.  This includes virtually any activity that furnishes something of value to an election campaign for a federal office.  Use of Blue Spa’s name in supporting any political position or ballot measure, or in seeking the assistance of any elected representative, requires the specific approval of the President of Blue Spa.  Political contributions or expenditures are not to be made out of Blue Spa’s funds in any foreign country, even if permitted by local law, without the consent of the President of Blue Spa.

Vendors, Contractors, Consultants and Temporary Workers

Vendors, contractors, consultants or temporary workers who are acting on Blue Spa’s behalf, or are on Blue Spa’s property, are expected to follow the law, the Code, and honor Blue Spa’s values.  Violations will subject the person or firm to sanctions up to and including loss of the contract, the contracting or consulting agreement, or the discharge from temporary assignment.

Compliance with the Code

It is the responsibility of Blue Spa’s Board of Directors to ensure that the standards embodied in the Code are communicated to, understood and observed by all Employees.  Blue Spa’s Board of Directors will not criticize management for any loss of business resulting from adherence to the Code.  Equally, Blue Spa’s Board of Directors undertakes that no Employee will suffer as a consequence of bringing to their attention, or that of senior management, a breach or suspected breach of the Code.

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The standards set out in the Code directly reflect Blue Spa’s high ethical standards.  Blue Spa expects and requires each and every Employee, as a representative of Blue Spa, to fulfill Blue Spa’s ethical commitment in a way that is visible to the outside world with which Blue Spa conducts its business operations.

Each Employee is responsible for complying with the standards set out in the Code and must ensure that their personal conduct is above reproach.

Each Employee has an obligation to assure that the conduct of others around him or her complies with the Code.

All Employees have a legal, moral, and ethical duty to report to Blue Spa’s Board of Directors and the appropriate authorities any known or suspected violations of law, regulations or corporate policy, including the Code.

Breaches of law, regulations and the standards of conduct listed above may lead to serious consequences for the Employee concerned.

Annual Acknowledgement

Each Employee will be required to sign a statement annually that he or she has read and understands Blue Spa’s Code of Ethics.  This statement will also require that the Employee state that he or she is in full compliance with the Code.  The form of statement is attached as Schedule “C”.

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Schedule “A”

VALUES

FOCUS:  We exist only because we are in the natural skin & body care and fashion business.

RESPECT: We value all people, treating them with dignity at all times.

EXCELLENCE: We strive for “Best in Class” in everything we do.

ACCOUNTABILITY: We do what we say we will do and expect the same from others.

TEAMWORK: We believe that cooperative action produces superior results.

INTEGRITY: We are honest with each other, our customers, our partners, our shareholders and ourselves

OPEN COMMUNICATION: We share information, ask for feedback, acknowledge good work, and encourage diverse ideas.

POSITIVE ATTITUDE: We work hard, are rewarded for it, and maintain a positive attitude with a good sense of perspective, humor and enthusiasm.

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Schedule “B”

Reportable Violations - Anonymous Reporting Program

Accounting Error
Accounting Omissions
Accounting Misrepresentations
Auditing Matters
Compliance/Regulation Violations
Corporate Scandal
Domestic Violence
Discrimination
Embezzlement
Environmental Damage
Ethics Violation
Fraud
Harassment
Industrial Accidents
Misconduct
Mistreatment
Poor Customer Service
Poor Housekeeping
Sabotage
Securities Violation
Sexual Harassment
Substance Abuse
Theft
Threat of Violence
Unfair Labor Practice
Unsafe Working Conditions
Vandalism
Waste
Waste of Time and Resources
Workplace Violence

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Schedule “C”

Acknowledgement and Certification Statement

I acknowledge and certify that I have read and understand the information set forth in the Code of Ethics of Blue Spa Incorporated and will comply with these principles in my daily work activities. I am not aware of any violation of the standards of Blue Spa’s Code of Ethics.

Date: ______________________________________________________________________

Name (print): ________________________________________________________________

Position: ___________________________________________________________________

Address: ___________________________________________________________________

Signature: _________________________________________________________________

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Exhibit 23.1

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Consent of Independent Registered Public Accounting Firm
Permitting Blue SPA Incorporated to Use and Attach our Audit Report in any filings required by the SEC

We hereby consent to your disclosure of our audit report dated August 16, 2010 on the financial statements of Blue SPA Incorporated as of and for the period ended May 31, 2010 in the registration document of Blue SPA Incorporated on Form S-1.

For the purpose of the aforesaid Registration Statement, we also consent to the reference of our firm as “Experts” under the “Experts” caption, which, insofar as applicable to our firm means accounting experts.

/s/ Dominic K. F. Chan & Co.
HONG KONG
September 10, 2010                                                                                                              Dominic K. F. Chan & Co.
Certified Public Accountants

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Exhibit 23.2

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FOX LAW OFFICES, P.A.
C/O 131 COURT STREET, #11
EXETER, NEW HAMPSHIRE, 03833
Telephone:  (603) 778-9910
Facsimile:  (603) 778-9911
*Admitted only in
Pennsylvania and Florida

September 10, 2010

Blue Spa Incorporated
26/F Building A, Times Plaza
2 Zongfu Road
Chengdu 610016
China

Re:  Blue Spa Incorporated

Gentlemen:

We hereby consent to the use of our opinion in the Registration Statement filed with the Securities and Exchange Commission in connection with the registration of the shares covered by that opinion, and to the reference to our firm under the heading “Experts” in such Registration Statement.

Yours truly,
FOX LAW OFFICES, P.A.

/s/ Richard C. Fox

By:  Richard C. Fox, Esq.

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